Exhibit 10.13


                                 RETIREMENT PLAN



                                       OF



                                 MARITRANS INC.


               (as amended and restated effective January 1, 2002

                    with amendments through January 1, 2003)

                                                  TABLE OF CONTENTS
ARTICLE I                  ADOPTION OF PLAN.......................................................................3

ARTICLE II                 DEFINITIONS............................................................................4

ARTICLE III                ELIGIBILITY............................................................................8

ARTICLE IV                 CONTRIBUTIONS AND SOURCE OF BENEFITS...................................................8

ARTICLE V                  RETIREMENT DATES.......................................................................8

ARTICLE VI                 RETIREMENT BENEFITS....................................................................8

ARTICLE VII                DEATH BENEFITS.........................................................................8

ARTICLE VIII               SPECIAL PROVISIONS FOR TOP-HEAVY PLANS.................................................8

ARTICLE IX                 ADMINISTRATION AND FIDUCIARY RESPONSIBILITY............................................8

ARTICLE X                  AMENDMENT OF PLAN......................................................................8

ARTICLE XI                 TERMINATION OF PLAN....................................................................8

ARTICLE XII                ADOPTION OF PLAN BY AFFILIATED COMPANY.................................................8

ARTICLE XIII               MISCELLANEOUS..........................................................................8

EXHIBIT A                  PARTICIPATING EMPLOYERS................................................................8

EXHIBIT B                  ADOPTION AGREEMENT OF PARTICIPATING EMPLOYER...........................................8

EXHIBIT C                  MINIMUM BENEFITS FOR SEAGOING SUPERVISORS..............................................8

EXHIBIT D                  MINIMUM DISTRIBUTION INCIDENTAL BENEFIT TABLES.........................................8

                                    ARTICLE I

                                ADOPTION OF PLAN

         Maritrans GP, Inc., (the "Employer") with its principal office in Philadelphia, Pennsylvania, acquired the assets of and employed the employees of Sonat Marine Inc., and certain affiliates, on April 14, 1987, and adopted the Retirement Plan of Sonat Marine Inc. (the "Plan") effective that date for eligible employees. The Plan was renamed the Retirement Plan of Maritrans GP, Inc. at that time.

         Effective April 1, 1993, in connection with a change in business structure, the sponsorship of the Plan was transferred to Maritrans Inc. and the name of the Plan was changed to the "Retirement Plan of Maritrans Inc."

         The Plan was previously amended and restated to incorporate all previous amendments and comply with legislative requirements.

         The Plan was previously amended and restated, effective January 1, 1997 to incorporate prior amendments and to reflect applicable provisions of the Uniformed Services Employment and Reemployment Rights Act of 1994, the General Agreement on Tariffs and Trade adopted through the enactment of the Uruguay Round Agreements, the Small Business Job Protection Act of 1996, and the Taxpayer Relief Act of 1997.

          The Plan is now amended and restated, effective January 1, 2002 (except as otherwise provided herein) to incorporate all previous amendments and to reflect the applicable provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"), certain provisions of final regulations issued by the Department of Labor with respect to claims administration, and final regulations issued by the Department of Treasury regarding required minimum distributions. The Plan as amended and restated herein, shall apply in general only to an Employee who terminates employment on or after January 1, 2002. This Plan is intended to meet the requirements for good faith compliance with EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. The rights and benefits, if any, of a former Employee shall be determined in accordance with the provisions of the Plan in effect on the date the former Employee's employment terminated.

                                   ARTICLE II

                                   DEFINITIONS
                                   -----------

         Whenever used herein the following words and phrases shall have the meaning set forth below unless a different meaning is plainly required by the context. The singular shall include or mean the plural and the masculine pronoun shall include or mean the feminine pronoun, where applicable.

         2.1 "Accrued Benefit" shall mean the monthly retirement benefit which a Participant has earned to any date and shall be the amount computed as provided in Section 6.1 based upon the number of Years of Credited Service the Participant could have attained if the Participant remained in the Employer's or Participating Employer's Service until Normal Retirement Date multiplied by a fraction in which the numerator is the Participant's actual Years of Participation and the denominator is the total Years of Participation the Participant could have attained if the Participant remained in the Employer's Service until Normal Retirement Date or, in the case of a Participant who remains in the Employer's or Participating Employer's Service after Normal Retirement Date, in which the denominator is the actual Years of Participation the Participant has attained at the Participant's Late Retirement Date.

         2.2 "Actuarial Equivalent" (or "Actuarial Reduction") shall mean equality (or reduction) of benefits when computed in accordance with the Unisex Pension Tables for 1984 with interest at 6 1/2% per annum.

         Notwithstanding the foregoing and effective January 1, 1999, lump sum distributions under Sections 5.4, 6.9, 7.1 or 11.3 shall be the amount equal to the greater of (a) or (b) where (a) is an amount calculated using the "Applicable Interest Rate" and the "Applicable Mortality Table," and (b) is an amount calculated using an interest rate of 6 1/2% and the "Applicable Mortality Table." "Applicable Interest Rate" for distributions in any Plan Year shall mean the annual rate of interest on 30-year Treasury securities for the month immediately preceding the date of distribution. "Applicable Mortality Table" shall mean the table prescribed by the Secretary of the Treasury pursuant to
Section 417(e)(3)(A)(ii)(I) of the Code.

         For purposes of Section 6.12(b), if a Participant's pension is payable in a form subject to Section 417(e)(3) of the Code, the Actuarial Equivalent shall be an amount determined by using the Applicable Mortality Table and the Applicable Interest Rate, both as described in the preceding paragraph. For purposes of Section 6.12(c), the Actuarial Equivalent of the dollar limitation set forth in subparagraph 6.12(a)(1) applicable to benefits commencing before the Participant attains age 62 shall be determined by using the Applicable Mortality Table, as described in the preceding paragraph, and an interest assumption of 6 1/2%. For purposes of Section 6.12(e), the Actuarial Equivalent of the dollar limitation applicable to benefits commencing after the Participant's Social Security Retirement Age, or effective January 1, 2002, age 65, shall be an amount determined by using the Applicable Mortality Table, as described in the preceding paragraph, and an interest assumption of 5%.

         2.3 "Actuary" shall mean an actuary enrolled as provided in section 3042 of the Employee Retirement Income Security Act of 1974, as amended.

         2.4 "Affiliated Company" shall mean: (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Code section 414(b)) as the Employer; (b) any member of an affiliated service group, as determined under Code section 414(m), of which the Employer is a member; (c) any trade or business that is under common control with the Employer, as determined under Code section 414(c) and (d) any other entity which is required to be aggregated with the Employer under Code section 414(o). "50% Affiliated Company" means an Affiliated Company, but determined by substituting the phrase "more than 50 percent" for the phrase "at least 80 percent" in Code section 1563(a), when applying Code sections 414(b) and 414(c).

         2.5 "Anniversary Date" shall mean the first day of each Plan Year during which the Plan is in effect.

         2.6 "Average Basic Monthly Compensation" shall mean the average of a Participant's Basic Monthly Compensation as determined for those 5 consecutive Plan Years (or over the most recent consecutive Years of Service prior to termination of employment with the Employer or Participating Employer if less than 5) prior to termination of employment, that will include the Participant's highest average amount of Basic Monthly Compensation. Years of Service for purposes of determining Average Basic Monthly Compensation shall include all Years of Service credited under the Prior Plan.

         2.7      "Basic Monthly Compensation"

         (a) Except as provided in Subsection 2.7(b), "Basic Monthly Compensation" shall mean 1/12th of a Participant's annual rate of Compensation as determined on each Anniversary Date of the Plan. "Compensation" shall include a Participant's annual rate of base salary and all amounts which the Participant elects to defer under the provisions of a Code section 125 plan or a cash or deferred arrangement maintained by the Employer or Participating Employer pursuant to Code Section 401(k), or, for Plan Years beginning on or after January 1, 2001, section 132(f)(4) of the Code; exclusive of payments for overtime, discretionary or incentive bonuses, fringe benefits and severance pay. In the case of a sea-going supervisor, Basic Monthly Compensation shall be such individual's daily rate of pay multiplied by 182.75, plus 80% of such individual's daily rate of pay multiplied by 18. The annual rate of Compensation for a salaried Employee shall be the regular salary rate in effect at each Anniversary Date, and for an hourly paid Employee it shall mean the regular hourly rate on each Anniversary Date multiplied by 2,080.

         (b) In addition to other applicable limitations which may be set forth in the Plan and notwithstanding any other contrary provision of the Plan, a Participant's Compensation taken into account under the Plan shall not exceed the dollar limitation in effect under Code section 401(a)(17) with respect to any Plan Year. Notwithstanding the foregoing, the dollar limitation shall be $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17) of the Code, for the purposes of determining benefit accruals for a Participant who performs an Hour of Service in a Plan Year beginning after December 31, 2001.

         2.8 "Benefit Commencement Date" means, the date as of which a Participant's first benefit payment (whether a single sum or an annuity installment payment) is made (or the date such payment is due, if such payment is delayed) to the Participant (or to the Spouse or other beneficiary of the Participant if the Participant's death occurs prior to that date).

         2.9 "Board of Directors" shall mean the Board of Directors of the Employer.

         2.10 "Break in Service" shall mean any 12-consecutive month period beginning on an Employee's Date of Severance and each anniversary thereof during which an Employee fails to perform an Hour of Service. An Employee who is absent from work for maternity or paternity reasons shall not be treated as having incurred a Break in Service during the twelve month period beginning on the first anniversary of the first date of such absence. For purposes of this
Section 2.10, an absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the Employee, (b) by reason of a birth of a child of the Employee, (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement. In order for this Section 2.10 to apply, an Employee shall provide to the Committee, in the form and manner prescribed by the Committee, information establishing (a) that the absence from work is for reasons set forth in this Section 2.10, and (b) the number of days for which there was such an absence. Nothing in this Section 2.10 shall be interpreted as an expansion or modification of any policies of the Employer or Participating Employer regarding maternity or paternity leave.

         2.11 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         2.12 "Committee" shall mean the Retirement Plan Committee appointed by the Board of Directors to assist in administration of the Plan in accordance with Article IX.

         2.13 "Compensation Committee" shall mean the Compensation Committee of the Board.

         2.14 "Contract" shall mean any contract of life insurance issued by an insurance company to the Trustee under the Plan as a source of benefits for Participants or their beneficiaries.

         2.15 "Date of Employment" shall mean the first day on which an Employee performs an Hour of Service.

         2.16 "Date of Reemployment" shall mean the first day on which an Employee performs an Hour of Service after incurring a Break in Service.

         2.17     "Date of Severance" shall mean the earlier of:

         (a) the date on which an Employee quits, is discharged, retires or dies, or

         (b) the first anniversary of an Employee's absence from Service for any reason other than a quit, discharge, retirement or death.

         Notwithstanding the foregoing, if the Employee is absent for a period of Qualified Military Service, the Employee shall not be considered to have had a Date of Severance provided the absent Employee is reemployed by the Employer or an Affiliated Company within the time during which his or her right to reemployment is protected by applicable law.

         2.18 "Designated Beneficiary" shall mean the individual who is designated as the beneficiary under Sections 6.14 and 7.3 of the Plan and is the Designated Beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

         2.19 "Distribution Calendar Year" A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Distribution Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Subsection 6.14(c).

         2.20 "Earliest Retirement Date" shall mean the earliest date on which, under the Plan, the Employee could elect to receive retirement benefits.

         2.21 "Effective Date" shall mean January 1, 1997 unless specified otherwise in the Adoption Agreement of a Participating Employer referred to in
Section 12.1.

         2.22 "Eligibility Computation Period" shall mean the 12-month period beginning on an Employee's Date of Employment or Date of Reemployment, whichever is applicable, and each anniversary thereof.

         2.23 "Employee" shall mean any person who is employed by the Employer or a Participating Employer. However, no such person shall be considered an Employee under this Plan for any period during which such Employee is (a) covered by a collective bargaining agreement (unless that collective bargaining agreement provides for participation in the Plan); (b) a leased Employee within the meaning of section 414(n)(2) or 414(o) of the Code; (c) a non-resident alien who receives no compensation from sources within the United States (within the meaning of Code section 861(a)(3)); or (d) classified by the Company as a "temporary" Employee. For this purpose, a temporary Employee is an individual who may be called by the Employer or a Participating Employer for employment on a non-scheduled and non-recurring basis or to work on a specific project for a designated length of time.

         (a) In addition, no person whose duties are primarily seagoing shall be considered an Employee under this Plan; provided, however, that on or after August 15, 1984, any person who is a seagoing supervisor and who is not covered by a collective bargaining agreement shall be considered an Employee under this Plan as of August 15, 1984, or, if later, the date on which the collective bargaining agreement covering such seagoing supervisor expires.

         (b) Notwithstanding subsection (a), effective on or after January 1, 1997, any person who is a seagoing supervisor shall not be considered an Employee under this Plan if such person's retirement benefits are provided by the American Maritime Officers Pension Fund.

         (c) The term "Employee" shall not include any person characterized by the Employer or an Affiliated Company as an "independent contractor" or any other person who is not treated by the Employer or the Affiliated Company as an Employee for purposes of withholding federal employment taxes, regardless of any contrary Internal Revenue Service, governmental or judicial determination relating to such employment status or tax withholding. In the event that a person is engaged in an independent contractor or similar capacity and is subsequently classified by the Employer, an Affiliated Company, the Internal Revenue Service or a court as an Employee, such person, for purposes of this Plan, shall be deemed an Employee from the actual (and not the effective) date of such classification.

         (d) Other categories of employees may be excluded from the definition of Employee only by specific direction set forth in the Adoption Agreement of a Participating Employer.

         2.24 "Employer" shall mean Maritrans Inc., a Pennsylvania corporation with its principal office in Philadelphia, Pennsylvania.

         2.25 "Entry Date" shall mean the December 31st or June 30th of the Plan Year in which an Employee becomes a Participant.

         2.26 "Fund" or "Trust Fund" shall mean the assets held by the Trustee from contributions made by the Employer and Participating Employers, including income, gains and losses thereon, as the source of benefits under this Plan.

         2.27 "Full-time Employee" shall mean an Employee who works at least the regularly scheduled work-week for the type of position that individual holds with the Company as determined in accordance with the Company's personnel policies.

         2.28     "Highly Compensated Employee" means any Employee who either:

         (a) was a 5% owner (as defined in Code section 416(i)(1)) at any time during the Plan Year for which Highly Compensated employees are being identified or the preceding Plan Year; or

         (b) with respect to the Plan Year preceding the Plan Year for which Highly Compensated employees are being identified both (1) had compensation, as defined below, in excess of the dollar amount under Code section
414(1)(1)(B)(i), as in effect for such Plan Year, and (2) was in the top 20% of all employees when ranked on the basis of compensation.

         (c) A former Employee shall be treated as a Highly Compensated Employee, if such Employee was a Highly Compensated Employee while an active Employee in either the Plan Year in which such Employee separated from service or in any Plan Year ending after his 55th birthday.

         (d) For purposes of this Section 2.28, on and after January 1, 1998, the term "compensation" shall mean compensation, as such word is defined in Code section 415(c)(3) (which includes elective deferrals as defined in section 402(g)(3) of the Code, as well as any other amounts contributed or deferred by the Employer at the election of the Employee which are excluded from the gross income of the Employee under section 125 or 457 of the Code), paid to the Employee for the applicable period. Prior to January 1, 1998, the term "compensation" shall mean compensation within the meaning of Code section 415(c)(3), but including amounts that are excluded from gross income under section 125, 402(a)(8), 402(h) or 403(b) of the Code or, for Plan Years beginning on or after January 1, 2001, section 132(f)(4) of the Code.

         (e) For purposes of this Section 2.28, the term "Employee" shall mean an Employee of the Employer or an Affiliated Company.

         2.29     "Hour of Service" shall mean:

         (a) each hour for which an employee is paid or entitled to payment for the performance of duties for the Employer or an Affiliated Company;

         (b) each hour for which an employee is paid, or entitled to payment, by the Employer or an Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacations, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this Subsection 2.29(b) to any employee on account of any single continuous period during which such employee performs no duties (whether or not such period occurs in a single Plan
Year). For purposes of this Subsection 2.29(b), a payment shall be deemed to be made by or due from the Employer or an Affiliated Company regardless of whether such payment is made by or due from the Employer or an Affiliated Company directly or through, among others, a trust fund (other than the Fund), or insurer, to which the Employer or an Affiliated Company contributes or pays premiums and regardless of whether contributions made or due from such trust fund (other than the Fund), insurer or other entity are for the benefit of particular employees or are on behalf of a group of employees in the aggregate; and

         (c) each hour for which an employee is absent for Qualified Military Service, provided the employee returns to service with the Employer or an Affiliated Company within the time period during which the employee's right to reemployment is protected by applicable law.

         (d) each hour for which back-pay, irrespective of mitigation of damages, has either been awarded or agreed to by the Employer or an Affiliated Company. In the event that the same hours could, by the terms of this Section 2.29, be credited under more than one paragraph of this Section 2.29, such hours shall be credited as provided in Subsection 2.29(a) or (b) only, whichever is applicable.

         (e) Hours of Service shall be credited pursuant to the provisions of 29 CFR 2530.200b-2(b) and (c) which are incorporated herein by reference. Nothing in this Section 2.29 shall be construed to deny an employee credit for an Hour of Service if credit is required by federal statute other than the employee Retirement Income Security Act of 1974, as amended. In applying such other federal statutes, the nature and extent of such credit shall be governed by such other federal law.

         (f) In the case of an employee who had service as a leased employee of the Employer or an Affiliated Company within the meaning of Code section 414(n) or 414(o), Hours of Service shall be credited as if such employee were employed and paid with respect to such service (or with respect to any related absences or entitlements) by the Employer or Affiliated company that is the recipient thereof.

         (g) For purposes of Sections 2.10 and 3.1 only, Hours of Service shall be credited in accordance with Subsections (a), (b), (c), (d), (e) and (f) of this Section 2.29. For all other purposes of the Plan, Hours of Service shall be credited only in accordance with Subsection 2.29(a) hereof.

         2.30 "Investment Advisor" shall mean an adviser which is (a) registered under the "Investment Advisers Act of 1940", (b) a bank, or (c) is an insurance company qualified to perform investment services in more than one State, which is appointed by the Compensation Committee to render investment advice as provided in Article IX hereof and which acknowledges in writing its status as a fiduciary under the Plan.

         2.31 "Late Retirement Date" means, for any Participant, the first day of the calendar month coincident with or next following the date on which the Participant has a Date of Severance, if such Date of Severance occurs after the Participant's Normal Retirement Date.

         2.32 "Life Expectancy" shall mean Life Expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

         2.33 "Normal Retirement Date" shall mean the first day of the month coinciding with or next following the later of (a) the Participant's 65th birthday or (b) the 5th anniversary of the Participant's commencement of participation in the Plan. "Normal Retirement Age" shall mean the later of (a) the Participant's 65th birthday or (b) the 5th anniversary of the Participant's commencement of participation in the Plan.

         2.34 "Participant" shall mean any Employee qualifying for participation as provided in Article III. A person shall cease to be a Participant as of the date when the individual and any beneficiary no longer have rights to any benefits under the Plan. "Former Harbor Towing Participant" shall mean any Participant who was a participant or who was eligible to participate in the Harbor Towing Retirement Plan and who became a Participant in this Plan as of January 1, 1983.

         2.35 "Participating Employer" shall mean an Affiliated Company which has been authorized by the Board of Directors to adopt, and has adopted, the Plan in accordance with Article XII hereof. A list of Participating Employers shall appear in Exhibit A hereto.

         2.36 "Plan" shall mean the Plan of the Employer or Participating Employer as set forth in the Retirement Plan of Maritrans Inc., the Adoption Agreement executed by each Participating Employer, the Trust Agreement, the Prior Plan (to the extent still applicable) and the resolutions of the Board of Directors appointing the Committee and other Fiduciaries. "Harbor Towing Retirement Plan" shall mean the Revised Retirement Plan for Employees of Harbor Towing Corporation, as in effect on December 31, 1982.

         2.37 "Plan Year" shall mean the 12-month period beginning on January 1 and ending on December 31 for any year in which the Plan or the Prior Plan is in effect.

         2.38 "Prior Plan" shall mean the Retirement Plan of IOT Corporation and Subsidiary Corporations effective July 1, 1974, revised effective July 1, 1976 and as thereafter amended.

         2.39 "Qualified Domestic Relations Order" shall mean a judgment, decree or order (including approval of a property settlement agreement) made pursuant to a state domestic relations law (including a community property law) which:

         (a) relates to the provision of child support, alimony payments or marital property rights to a Spouse, former Spouse, child or other dependent of a Participant (the "Alternate Payee");

         (b) creates or recognizes the existence of the Alternate Payee's right to, or assigns to the Alternate Payee the right to receive all or a portion of the benefits payable to a Participant under this Plan;

         (c) specifies (i) the name and last known mailing address (if any) of the Participant and each Alternate Payee covered by the order, (ii) the amount or percentage of the Participant's Plan benefits to be paid to the Alternate Payee, or the manner in which such amount or percentage is to be determined, and
(iii) the number of payments or the period to which the order applies and each plan to which the order relates; and

         (d) does not require the Plan to (i) provide any type or form of benefit or any option not otherwise provided under the Plan, (ii) pay any benefits to the Alternate Payee prior to the date the affected Participant attains or would have attained the Earliest Retirement Date, (iii) provide increased benefits (determined on the basis of actuarial value), or (iv) pay benefits to the Alternate Payee that are required to be paid to another Alternate Payee under a prior Qualified Domestic Relations Order. Notwithstanding the foregoing, a Qualified Domestic Relations Order may provide that distribution commence on or after the date on which the Participant attains or would have attained the Earliest Retirement Date, regardless of whether the Participant has terminated service on that date, if the order directs (i) that the amount of benefit be determined as if the Participant had retired on the date on which payment is to begin under the Order taking into account only the Actuarial Equivalent of the Accrued Benefit and not taking into account the value of any Employer or Participating Employer subsidy for early retirement, and (ii) that the benefit be paid in a form in which such benefits may be paid under the Plan to the Participant other than in the form of a joint and survivor annuity with respect to the Alternate Payee and the Participant's subsequent Spouse to the extent payment in such form complies with the minimum distribution requirements of Code section 401(a)(9) and regulations thereunder.

         2.40 "Part-time Employee" shall mean an Employee who works less than the regularly scheduled work-week for the type of position that individual holds with the Company as determined in accordance with the Company's personnel policies.

         2.41 "Qualified Military Service" shall mean service in the uniformed service (as defined in chapter 43 of title 38, United States Code) by any Employee if such Employee is entitled to reemployment rights under such chapter with respect to such service.

         2.42 "Required Distribution Date" shall mean the appropriate date described under Section 6.14.

         2.43 "Service" shall mean all periods of active employment with the Employer or an Affiliated Company commencing on the Employee's Date of Employment or Date of Reemployment, whichever is applicable, and ending on his or her Date of Severance. Service shall also include all periods of Severance during which an Employee does not incur a Break in Service.

         For purposes of vesting under the Plan, Participants who are former employees of Computer Command and Control Company ("CCCC"), and who transferred to employment with the Employer or a Participating Employer on or before March 31, 1997, shall be credited with Service under the Plan for all periods of active employment with CCCC prior to March 31, 1997; provided, however, that no more than five (5) years of Service shall be credited pursuant to this paragraph.

         Service under this Section 2.42 shall be modified by any additional Service credit provided under Appendix B of the Plan.

         2.44 "Severance" shall mean the period of time commencing on an Employee's Date of Severance and ending on the date on which the Employee again performs an Hour of Service.

         2.45 "Social Security Retirement Age" shall mean (a) for any person born before January 1, 1938, age 65, (b) for any person born after December 31, 1937, but before January 1, 1955, age 66, and (c) for any person born after December 31, 1954, age 67.

         2.46 "Spouse" shall mean the individual to whom the Participant is married on the Benefit Commencement Date; provided, however, that for purposes of Section 5.4, "Spouse" shall mean the individual to whom the Participant is married throughout the one-year period ending on the date of the Participant's death.

         2.47 "Trust Agreement" shall mean the separate written Agreement adopted as a part of the Plan which sets forth the provisions under which the Trustee shall manage the Fund.

         2.48 "Trustee" shall mean the bank or trust company or the individuals designated by the Employer to administer the Fund in accordance with this Plan as provided herein.

         2.49 "Years of Credited Service" shall mean a Participant's Years of Service as an Employee beginning on his or her Date of Employment or his or her Date of Reemployment, whichever is applicable, and ending on his or her Date of Severance.

         (a) Notwithstanding the foregoing, for his or her period of Service prior to January 1, 1981, a Participant's Years of Credited Service as determined in this Section 2.48 shall be at least equal to his or her Years of Credited Service under the Prior Plan as in effect immediately prior to such date.

         (b) In the case of a Former Harbor Towing Participant, Years of Credited Service shall also include "years of credited service" as defined and credited under the Harbor Towing Retirement Plan.

         (c) In the case of a seagoing supervisor who is not covered by a collective bargaining agreement or whose retirement benefits are not provided by the American Maritime Officers Pension Fund, Years of Credited Service shall also include Years of Service earned while employed by the Employer other than as an Employee.

         (d) In addition, an Employee shall be credited with Hours of Service for purposes of calculating Years of Credited Service for each period of Qualified Military Service served by the Employee, provided that the Employee is reemployed by the Employer or a Participating Employer within the time during which the Employee's right to reemployment is protected by applicable law.

         (e) Years of Credited Service under this Section 2.48 shall be modified by any additional Service credit provided under Appendix B of the Plan.

         (f) Notwithstanding the foregoing, in the case of a Part-time Employee, a "Year of Credited Service" shall be determined by dividing Hours of Service (as determined in accordance with Subsections (a), (b), (c), (d), (e) and (f)) by 1950. In the case of an Employee who is employed as Full-time Employee and as a Part-time Employee during the Plan Year, service shall be determined separately under each applicable method (as described under Section 2.50(a) for the period of employment as a Full-time Employee and as described under this
Section 2.48(f) for the period of employment as a Part-time Employee) and aggregated.

         2.50 "Years of Participation" shall mean a Participant's Years of Service beginning on his or her Entry Date and ending on his or her Date of Severance, but disregarding any periods of Service during which the Participant is not an Employee. In the case of a Former Harbor Towing Participant, Years of Participation shall also include "years of credited service" as defined and credited under the Harbor Towing Retirement Plan.

         2.51 "Years of Service" shall mean the number of whole years of an Employee's Service whether or not such years were completed consecutively.

         (a) An Employee shall be credited with one Year of Service for each 12 months of Service the Employee completes. Less than whole year periods of Service, whether or not consecutive, shall be aggregated on the basis that 12 months of Service (30 days are deemed to be a month in the case of the aggregation of fractional months) equal one Year of Service. In the event that an Employee transfers from being a Full-time Employee to being a Part-time Employee or from being a Part-time Employee to being a Full-time Employee during the Plan Year, the foregoing shall apply during such Plan Year for the purpose of determining a "Year of Credited Service" except as otherwise provided under Subsection 2.48(f).

         (b) An Employee shall receive credit for all Years of Service except that if an Employee with no vested interest under Section 5.6 incurs a period of consecutive Breaks in Service, his or her Years of Service prior to the Breaks in Service shall not be taken into account if the number of consecutive Breaks in Service equals or exceeds the greater of (i) 5, or (ii) the Employee's Years of Service prior to the Breaks in Service.

         (c) In addition, for purposes of determining an Employee's eligibility and vesting, Years of Service shall include each period of Qualified Military Service served by the Employee, provided that the Employee is reemployed by the Employer or an Affiliated Company within the time during which the Employee's right to reemployment is protected by applicable law.

                                   ARTICLE III

                                   ELIGIBILITY
                                   -----------

         3.1 General Requirements. All Employees who were Participants in the Plan on December 31, 1996, shall automatically continue to participate herein. Each other Employee shall be eligible to participate on the Entry Date following the Eligibility Computation Period in which such Employee completes 1,000 Hours of Service.

         3.2 Participation. Any Employee eligible to participate in the Plan shall automatically become a Participant as provided in Section 3.1 and may not waive benefits provided herein or elect not to participate in the Plan.

         3.3 Reentry. If a Participant incurs a Break in Service and once again qualifies to participate in the Plan, such Participant shall become a Participant on the first day following such Break in Service on which such Participant performs an Hour of Service. If a terminated Employee, who had qualified for participation hereunder, incurs a Break in Service prior to his or her Entry Date and is subsequently rehired by the Employer or a Participating Employer, such Employee shall become a Participant on the date the Employee is rehired. If a terminated Employee who had not qualified for participation is subsequently rehired by the Employer or a Participating Employer, such Employee shall be eligible to participate as provided in Section 3.1 as if the Employee had not been previously employed by the Employer or Participating Employer.

                                   ARTICLE IV

                      CONTRIBUTIONS AND SOURCE OF BENEFITS
                      ------------------------------------

         4.1 Contributions by Employers. The Employer and the Participating Employers shall make contributions to the Fund from time to time in such amounts as are determined by the Actuary to be necessary to provide benefits under the Plan and to permit the Trustee to pay premiums on Contracts; provided, however, that the Employer or Participating Employer may discontinue contributions at any time whether or not all benefits specified in the Plan are then fully funded.

         4.2 Participant Contributions. Contributions by Participants are neither required nor permitted.

         4.3 Life Insurance Contracts. The Trustee, if instructed by the Committee, shall purchase for the account of each Participant found to be insurable at standard rates by an insurance company as of the date on which such Participant becomes a Participant, life insurance in such form as the Committee shall determine, in the proportion of $1,000 face amount for each $10 per month of his or her anticipated monthly pension determined in accordance with Section
6.5. To the extent that the Participant is found by the insurance company to be insurable only at substandard rates, a policy shall be obtained to provide a graduated death benefit prior to retirement, the amount of death benefit being determined in accordance with the rating.

         4.4 Increase in Compensation and Life Insurance. Whenever the Basic Monthly Compensation of a Participant is increased, to the extent of increasing his or her anticipated monthly pension hereunder by $10 or more, the Trustee, if instructed by the Committee, shall purchase additional insurance as of the Anniversary Date on which such increase is determined. The minimum amount of insurance to be purchased in this event shall be $1,000 face value.

         4.5 Form of Contracts. The Contracts contemplated by Section 4.3 and
4.4 shall be procured from such legal reserve life insurance company or companies authorized to do business in Pennsylvania as the Committee shall determine. All Contracts will become effective on the June 30th coinciding with or next following each Participant's Entry Date and shall be in form and content as nearly uniform, as regards basic options, cash surrender value, anniversary dates and other material features, as may be from time to time obtainable. Each Contract shall designate the Trustee as the applicant and owner.

         4.6 Transfer of Contracts on Termination of Employment. Upon termination of employment for reasons other than death or retirement under the Plan, the Participant shall be entitled to acquire from the Trustee any whole life insurance Contracts issued on his or her life upon payment to the Trustee of the then determined cash value of any dividends accrued under such whole life insurance Contracts. Alternatively, at the request of such Participant, the Trustee may cause the insurance company to deliver to it the full cash value of such whole life insurance Contracts and thereafter transfer the whole life insurance Contracts to the Participant subject to a loan from the insurance company for the amount of such cash value. In either event, the proceeds so received by the Trustee shall be held in the Trust Fund.

         A Participant shall be given the opportunity to purchase his or her policy upon termination of employment from the Employer or Participating Employer and if the Participant declines this purchase opportunity, the Employer or Participating Employer may direct the Trustee to retain the policy.

         4.7 Source of Benefits. As and when directed by the Committee, the Trustee shall: (a) pay the necessary sums to the insurance company which together with the Contract will provide the pensions required under the Plan; or
(b) surrender the various Contracts for cash at Normal Retirement Date or at any other time and (i) purchase single premium annuity contracts (which shall be non-transferable), or (ii) pay pensions from the Trust Fund itself.

         4.8      Return of Contributions.

         (a) Any contribution which is made by a mistake of fact shall be returned to the Employer or Participating Employer within one year after the payment of the contribution.

         (b) All contributions are conditioned on the initial qualification of the Plan under Code section 401(a), and if the Plan is found not to so qualify, contributions made in respect of any period subsequent to the effective date of the disqualification shall be returned to the Employer or Participating Employer within one year after the denial of such qualification.

         (c) All contributions are conditioned upon the deductibility of such contributions under Code section 404(a), and, to the extent any deductions are disallowed, shall be returned to the Employer or Participating Employer within one year after the disallowance of the deduction. For this purpose, a contribution which is not deductible in the current taxable year but may be deducted in taxable years subsequent to the year in which made will not be considered to have been disallowed.

         (d) Upon termination of the Plan, if any assets of the Plan remain after distribution in accordance with Section 11.2, such residual assets shall be distributed to the Employer or Participating Employer if all liabilities of the Plan to its Participants and their beneficiaries have been satisfied and such distribution does not contravene any provisions of applicable law.

         (e) The amount of any contributions which may be returned to the Employer or Participating Employer pursuant to Subsection 4.8(a) or (c) shall not exceed the excess of (i) the amount contributed over (ii) the amount that would have been contributed if there had not occurred a mistake of fact or a mistake in determining the deduction. Earnings attributable to any excess contribution may not be returned to the Employer or Participating Employer, but losses attributable thereto shall reduce the amount returned.

                                    ARTICLE V

                                RETIREMENT DATES
                                ----------------

         5.1 Normal Retirement. Each Participant shall have a fully vested right to benefits provided under the Plan on the date the Participant attains Normal Retirement Age.

         5.2 Early Retirement. Any Participant who has 15 Years of Credited Service and has attained age 55 may retire on the first day of any month coinciding with or following completion of such age and service requirements, which date shall be known as his or her Optional Early Retirement Date. Any Participant who has an Optional Early Retirement Date shall be entitled to a pension. Such Participant's Benefit Commencement Date shall be the Participant's Normal Retirement Date; provided that the Participant may elect as the Participant's Benefit Commencement Date the Participant's Optional Early Retirement Date or the first day of any month after the Participant's Optional Early Retirement Date and not after the Participant's Normal Retirement Date. Such election must be made no earlier than 90 days prior to the Benefit Commencement Date elected by the Participant and in no event earlier than the date the Participant receives the notice described in Subsection 6.8(a).

         5.3 Postponed Retirement. A Participant may retire on the first day of any month following his or her Normal Retirement Date. Notwithstanding the foregoing and in accordance with Section 12(c) of the Age Discrimination in Employment Act, nothing in this Section shall prohibit the compulsory retirement of any Employee who has attained age 65 and who for the two-year period immediately before retirement is employed in a bona fide executive or high policy-making position, provided that such Employee is entitled to an immediate nonforfeitable annual retirement benefit payable from this or any other pension, profit-sharing, savings or deferred compensation plan or any combination of such plans maintained by the Employer or Participating Employer, which benefit equals in the aggregate at least $44,000.

         5.4 Death Before Retirement. If a Participant dies while in employment with the Employer or Participating Employer after the Anniversary Date of the Plan that follows his or her Entry Date but prior to his or her Normal or Optional Early Retirement Date, a death benefit shall be paid to his or her beneficiary under Article VII of the Plan. In addition, if a Participant with a nonforfeitable right to his or her Accrued Benefit under Section 5.6 dies prior to his or her Benefit Commencement Date, the Participant's surviving Spouse, if any, shall receive a pre-retirement survivor annuity benefit which shall equal 50% of the benefit that would have been payable to the Participant if

         (a) in the case of a Participant who dies after his or her Earliest Retirement Date, the Participant had survived and had retired with a benefit under Section 6.6 in effect on the day before the Benefit Commencement Date elected by the Spouse; or

         (b) in the case of a Participant who dies on or before his or her Earliest Retirement Date, the Participant had

             (1) terminated service on the date of his or her death,

             (2) survived to the Benefit Commencement Date elected by the Spouse,

             (3) retired having elected the form of benefit under Section 6.6 to commence on such Benefit Commencement Date, and

             (4) died on the following day.

         The benefit of such surviving Spouse shall begin, as elected in writing by the surviving Spouse not more than 90 days prior to the Benefit Commencement Date, on the date which would have been the Participant's Earliest Retirement Date (but not earlier than the first day of the month following the Participant's death) or the first day of any month thereafter, but not later than the date which would have been the Participant's Normal Retirement Date. In the case of a Participant whose death occurs after his or her Normal Retirement Date, the benefit of such surviving Spouse shall begin no later than the first day of the month following the Participant's death. At the election of the Spouse, the pre-retirement death benefit may be paid in the form of a lump sum cash distribution equal to the Actuarial Equivalent of the survivor annuity benefit. If the Participant dies before his or her Benefit Commencement Date but after the Participant has elected an optional form of benefit that is a joint and survivor annuity with the Participant's Spouse that provides for periodic payments after the Participant's death each of which is at least 50% but not more than 100% of the periodic payment to the Participant, the survivor's benefit shall be the benefit to which the Spouse is entitled under the optional form elected by the Participant. The present value of the Actuarial Equivalent of the survivor annuity benefit, as determined by the Actuary, shall be subtracted from the death benefit payable under Article VII of the Plan and the balance of the death benefit shall be paid to the Participant's beneficiaries in a lump sum or other form of distribution as may be selected.

         5.5 Transition Rule. Notwithstanding the foregoing, if a Participant
(a) completed at least one Hour of Service under the Plan after September 1, 1974, (b) incurred a Date of Severance before January 1, 1976, and (c) has not reached the date benefits are scheduled to commence and is still alive, the Participant shall have the right to elect to receive benefits in the form of a joint and survivor annuity in accordance with the provisions of the Plan prior to this amendment and restatement.

         If a Participant whose benefits are not in pay status as of August 23, 1984 (a) has incurred a Date of Severance before August 23, 1984, but after December 31, 1975, (b) has completed at least one Hour of Service in any Plan Year beginning on or after January 1, 1976 and no Hour of Service after August 23, 1984, (c) has completed at least 10 Years of Service under the Plan, (d) has a nonforfeitable right to all or a portion of his or her Accrued Benefit under the Plan, and (e) as of August 23, 1984 has not reached the date benefits are scheduled to commence and is still alive, such Participant shall be entitled to the pre-retirement survivor annuity benefit coverage under Section 5.4.

         5.6 Termination with Vested Benefit Payable at Normal Retirement Date. After a Participant has completed 6 or more Years of Service, the Participant shall have a 100% vested right to his or her Accrued Benefit for which payment shall begin at his or her Normal Retirement Date, or, for a Participant who has satisfied the service requirement of Section 5.2, at his or her election as described in Section 5.2, upon or after his or her Optional Early Retirement Date. A Participant whose employment terminates when the Participant has not completed 6 Years of Service shall be entitled to a percentage of his or her Accrued Benefit determined from the following table:

                           Completed Years                    Percentage of
                           of Service                         Accrued Benefit
                           ----------                         ---------------

                           Less than 2                             0%
                           2                                      10%
                           3                                      20%
                           4                                      40%
                           5                                      70%
                           6 or more                             100%

Payment shall begin at such Participant's Normal Retirement Date.

         5.7 Forfeitures. Any forfeiture of benefits arising under the Plan because of a Participant's failure to qualify for benefits shall not be applied to increase benefits of other remaining Participants but rather shall be applied to reduce further contributions of the Employer or Participating Employer.

                                   ARTICLE VI

                               RETIREMENT BENEFITS
                               -------------------

         6.1 Normal Retirement. Unless Section 6.4, 6.6 or 6.9 applies, each Participant who is in the employment of the Employer or Participating Employer at his or her Normal Retirement Date and retires at that time shall be entitled to receive a monthly pension commencing on his or her Normal Retirement Date for a minimum period of ten years and thereafter for life equal to an amount which shall be determined as follows:

         (a)(1) For Participants Whose Dates of Severance Occur On and After January 1, 1992.

                (A) For those Employees who commenced participation in the Plan after August 14, 1984, 48% of Average Basic Monthly Compensation reduced by 1/30th for each Year of Credited Service at retirement which is under 30 Years of Credited Service; and

                (B) For those Employees who commenced participation in the Plan before August 15, 1984, the greater of:

                    (i) 48% of Average Basic Monthly Compensation reduced by 1/30th for each Year of Credited Service at retirement which is under 30 Years of Credited Service; or

                    (ii) 38.5% of Average Basic Monthly Compensation, reduced by 1/15th for each Year of Credited Service at retirement which is under 15 Years of Credited Service;

provided, however, that a Participant's Accrued Benefit under this subsection
(a)(1) shall in no event be less than the Accrued Benefit determined for the Participant as of December 31, 1991 under Paragraph (a)(2) of this Section 6.1.

            (2) For Participants Whose Date of Severance Occurs On and After the Effective Date and Prior to January 1, 1992. The greater of:

                (A) the Participant's Accrued Benefit determined as of the Applicable Date, under the following formula:

                    (i) the sum of 0.75% of the first $1000 of his or her Average Basic Monthly Compensation and 1.75% of his or her Average Basic Monthly Compensation in excess of $1,000; multiplied by

                    (ii) his Years of Credited Service but not in excess of 30;
or

                (B) the Participant's Accrued Benefit determined as of the date of determination, under the formula described in subsection (a)(1) of this
Section 6.1.

For purposes of this subsection (a)(2), "Applicable Date" shall mean (i) in the case of a Participant who is a Highly Compensated Employee within the meaning of Section (a) or (b) with respect to any Plan Year beginning on or after January 1, 1989 or the last day of the last Plan Year in which the Participant was not described in Section 2.28(a) or (b), if later, or (ii) in the case of any other Participant, the date of determination.

         (b) In addition, if a Participant is entitled to receive, or upon application would be entitled to receive or has received, any retirement or similar benefit from any other retirement plan to which the Employer or any Affiliated Company contributed or on account of his or her period of Service with the Employer or any Affiliated Company if such Service is also credited hereunder (collectively called the "Other Plan"), then notwithstanding other provisions of this Article VI, in calculating any benefit due hereunder, the Participant's Accrued Benefit shall be reduced by the value of such Participant's accrued benefit payable under the Other Plan, (1) to which the Employer or Affiliated Company contributes or has contributed, directly or indirectly, to the extent such benefit is provided by the contributions of the Employer or Affiliated Company and/or (2) based on the same period of employment and/or earnings for which retirement income is credited under this Plan, in either case converted, where appropriate, to an annuity payable for a minimum period of ten years and thereafter for the Participant's life beginning at the Participant's Normal Retirement Age, based upon the assumptions of this Plan used in determining an Actuarial Equivalent.

         (c) (1) In the event that under a strict application of the formula set forth in Section 6.1(a) as of any given date a reduction in a Participant's Accrued Benefit would result, his or her Accrued Benefit on any date of determination on and after such date shall equal the greater of (1) his or her Accrued Benefit, as determined as of the last day of the Plan Year prior to the Plan Year in which such reduction occurred, under the terms of the Plan as then in effect, or (2) his or her Accrued Benefit determined pursuant to the provisions of the Plan as in effect as of the date of determination. Furthermore, if the Participant has had a Date of Severance and again becomes an active Participant, the amount of any benefit payable to such Participant at his or her subsequent Date of Severance shall not be less than the benefit the Participant was entitled to receive at his or her prior Date of Severance, except as provided in Section 6.9.

             (2) Notwithstanding any provision in the Plan to the contrary, a Participant's Accrued Benefit shall not be less than his or her accrued benefit, determined as of December 31, 1996 under the terms of the Plan as in effect through December 31, 1996, based on his or her Years of Credited Service and on his or her Average Basic Monthly Compensation determined as of December 31, 1996 and not otherwise disregarded due to the Participant's Separation from Service.

         (d) Notwithstanding anything herein to the contrary, if a seagoing supervisor became a Participant in this Plan in 1984 or, if later, at the time the last collective bargaining agreement covering him or her expired, his or her total monthly benefit payable under this Plan and under the Seafarers Pension Plan or the District 2 MEBA-AMO Pension Plan (collectively called the "Union Pension Plan") shall not be less than the monthly benefit to which such seagoing supervisor would have been entitled under the Union Pension Plan determined under the terms of such plan in effect on the date on which the last collective bargaining agreement covering such seagoing supervisor expired as set forth in Exhibit C.

         (e) Unless otherwise provided under the Plan, each Code section 401(a)(17) Employee's Accrued Benefit under the Plan will be the greater of the Accrued Benefit determined for the Employee under (1) or (2) below:

             (1) the Employee's Accrued Benefit determined with respect to the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the Employee's total Years of Credited Service taken into account under the Plan for the purposes of benefit accruals; or

             (2) the sum of:

                 (A) the Employee's Accrued Benefit as of December 31, 1993, frozen in accordance with section 1.401(a)(4)-13 of the regulations, and

                 (B) the Employee's Accrued Benefit determined under the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to Years of Credited Service credited to the Employee for Plan Years beginning on or after January 1, 1994.

         A Code section 401(a)(17) Employee means an Employee whose current Accrued Benefit as of a date on or after January 1, 1994, is based on Compensation for a year beginning prior to January 1, 1994, that exceeded $150,000.

         6.2 Amount of Early Retirement Benefit. Unless Section 6.6 applies, a Participant retiring prior to his or her Normal Retirement Date in accordance with Section 5.2 of the Plan will be entitled to receive his or her Accrued Benefit, actuarially reduced, in accordance with actuarial assumptions and factors then in effect, to reflect the Participant's age on his or her Benefit Commencement Date.

         However, for purposes of applying Paragraph 6.1(a)(2), the reduction of that portion of the benefit attributable to Average Basic Monthly Compensation in excess of $400 or $1,000, whichever is applicable, shall be the lesser of:
(a)(1) 1/15th of the amount payable under Section 6.1 for each of the first five years and (2) 1/30th of such amount for each of the next five years by which a Participant's Benefit Commencement Date precedes his or her Normal Retirement Date; or (b) the reduction otherwise calculated in accordance with actuarial assumptions and factors than in effect, to reflect the Participant's age of his or her Benefit Commencement Date.

         The benefits provided under this Section 6.2 shall be modified by any additional benefits provided under Appendix B of the Plan.

         6.3 Postponed Retirement Benefit.

         (a) Unless Section 6.6 applies, and subject to Section 6.4, a Participant retiring after his or her Normal Retirement Date shall receive a monthly pension commencing on his or her actual retirement date equal to the Participant's Accrued Benefit determined as of the earlier of his or her Late Retirement Date or his or her Required Distribution Date.

         (b) If a Participant's Benefit Commencement Date precedes his or her Late Retirement Date, the amount of the pension payable to the Participant shall be determined as of his or her Benefit Commencement Date and shall be adjusted annually as of January 1 in each calendar year following his or her Benefit Commencement Date, up to and including the January 1 next following his or her Late Retirement Date. Such annual adjustment shall include any increase (but not any decrease) in the Participant's Accrued Benefit, determined in accordance with Section 6.1, as a result of up to 30 additional Years of Credited Service and compensation since the Participant's Benefit Commencement Date or the last such annual adjustment, whichever applies. In addition, such annual adjustment shall be reduced (but not below zero) by the Actuarial Equivalent of any benefits paid to the Participant since his or her Benefit Commencement Date during any period that would have constituted "Suspension Service" under Section
6.4 had the Participant not reached his or her Required Distribution Date, to the extent not previously taken into account under this Subsection 6.3(b); provided, however, that the amount, if any, of the benefits paid to the Participant which exceeds the amount the Participant would have received if distribution had been made in the form of benefits described in Section 6.1 or 6.6, as applicable, for such Participant shall be disregarded in determining the Actuarial Equivalent of such benefits for purposes of the reduction described in this sentence.

         (c) This Section 6.3 shall apply only to a Participant credited with one or more Hours of Service on or after January 1, 1988. The pension of any other Participant entitled to a pension under this Article VI shall be determined as if such Participant had a Date of Severance on his or her Normal Retirement Date.

         6.4      Suspension of Benefit Rules.

         (a) Suspensions after Normal Retirement Date. No benefit shall be paid to any Participant under the Plan during any period of employment or reemployment after a Participant's Normal Retirement Date and prior to his Required Distribution Date with respect to any month in which the Participant has any Suspension Service as described in Paragraph 6.4(a)(2) hereof.

             (1) Commencement or Recommencement of Benefits. Benefits suspended under this Subsection 6.4(a) shall commence or recommence no later than the earliest of:

                 (A) the first day of the month next following the Participant's Date of Severance;

                 (B) the Participant's Required Distribution Date; or

                 (C) the first day of the month following the month in which the Participant first fails to have Suspension Service as described in Paragraph 6.4(a)(2).

             (2) Suspension Service. A Participant shall be deemed to have Suspension Service in any month which is after his or her Normal Retirement Date, but prior to his Required Distribution Date, and in which month:

                 (A) the Participant completes 40 or more Hours of Service for the Employer or an Affiliated Company, if the Plan has for any purpose with respect to the Participant used or determined the actual number of Hours of Service creditable to the Participant by an actual counting of such Hours of Service, or

                 (B) the Participant receives payment from the Employer or an Affiliated Company for any Hours of Service performed on each of 8 or more days (or separate work shifts), if the Plan has not for any purpose with respect to the Participant used or determined the number of Hours of Service creditable to the Participant by an actual counting of such Hours of Service.

             (3) Offset. To the extent that the Plan has paid benefits to a Participant with respect to any month in which the Participant has Suspension Service which amounts have not previously been recovered by the Plan, the Plan shall defer commencement or recommencement of benefits under Paragraph 6.4(a)(1) hereof for a period of two calendar months, or until the amounts paid with respect to months in which the Participant has Suspension Service have been recovered (without interest), whichever is the first to occur. If, at the end of the said 2-month period there remains an unrecovered amount which was paid to the Participant during or with respect to a period of Suspension Service, such amount shall be recovered (without interest) by the Plan by reducing each benefit payment due the Participant or the Participant's Spouse or other beneficiary after benefit commencement or recommencement by the lesser of:

                 (A) the excess of the amount of the benefits paid to the Participant with respect to a period of Suspension Service, over the amount of such benefits which have been restored to, or recovered by the Plan, or

                 (B) 25% of the Participant's monthly (or periodic) benefit payments.

             (4) Notification. No payment shall be withheld or suspended by the Plan pursuant to this Subsection 6.4(a) until the Plan has notified the Participant by personal delivery or first class mail of the fact that such withholding or suspension is occurring or will occur. Such notification will contain a detailed description of the specific reasons why benefit payments are being suspended or withheld, a general description of the Plan provisions relating to the suspension of benefit payments, a copy of such provisions, and a statement that the applicable Department of Labor regulations governing suspensions of benefits may be found at Title 29, Code of Federal Regulations, ss. 2530.203-3. The notification shall also advise the Participant, Spouse or other beneficiary to whom directed of the Plan's procedure for affording a review of the suspension of benefits.

         (b) Suspensions Prior to Normal Retirement Date. If a Participant is reemployed by the Employer or an Affiliated Company after his or her Benefit Commencement Date and prior to his or her Normal Retirement Date, benefits otherwise payable to the Participant shall be suspended under this Subsection 6.4(b) during the Participant's period of reemployment prior to his or her Normal Retirement Date. If the reemployed Participant continues in employment beyond his or her Normal Retirement Date, such Participant's benefits shall continue to be suspended in accordance with Subsection (a) and shall recommence as described in that Subsection. If the reemployed Participant again has a Date of Severance prior to his or her Normal Retirement Date, the Participant's benefits, recalculated on the basis of compensation and Years of Credited Service (if any) earned during the period of suspension, shall commence to be paid pursuant to Section 6.1 or 6.2, whichever applies, as if the Participant had not previously elected a Benefit Commencement Date. In either event, the Participant's benefits upon recommencement shall be reduced by the Actuarial Equivalent of the benefits paid prior to the Participant's Normal Retirement Date.

         6.5 Anticipated Monthly Benefit. At any time during his or her participation in the Plan, each Participant shall be deemed to be entitled to an anticipated pension determined under Section 6.1 but with reference to his or her current and prior rates of Basic Monthly Compensation. In computing anticipated benefits under the Plan, increases in a Participant's Basic Monthly Compensation shall be taken into account as of each Anniversary Date of the Plan only if such increases would increase the monthly pension otherwise payable to the Participant $10.00 or more.

         6.6 Adjustment for Interest of Spouse. If a Participant has a Spouse at his or her Benefit Commencement Date and if the Participant has not elected a different method of payment, his or her monthly benefit shall equal the amount provided in Sections 6.1, 6.2 or 6.3, whichever applies, actuarially reduced, pursuant to factors approved by the Actuary, in amount sufficient to provide his or her Spouse, after the Participant's death, with an income equal to 50% of the Actuarial Equivalent of the Participant's monthly benefit based on the ages of the Participant and his Spouse at the date on which monthly benefits begin. Subject to the requirements of Section 6.8, the Participant may elect to receive benefits in a form provided in Section 6.1 or Section 6.7 rather than in the form provided by this Section 6.6.; provided, however, that the election period to waive the joint and survivor annuity shall be the period beginning 90 days before the Benefit Commencement Date, or such later date as may be provided under Section 6.8(b) below, and ending on the Benefit Commencement Date.

         6.7 Optional Form of Payment. Prior to his or her Benefit Commencement Date, a Participant may elect, in the manner provided under Section 6.8, to receive retirement benefits in an optional form as will provide a benefit which is the Actuarial Equivalent of the benefit otherwise due hereunder.

         (a) Option A (Joint and Survivor Annuity). A Participant may elect to receive an actuarially reduced monthly benefit for life with equal monthly payments continuing after his or her death to a joint annuitant designated in writing by him or her for the continued lifetime of such joint annuitant in 50%, 66-2/3% or 100% of the reduced amounts payable to him or her upon retirement, as the Participant may elect. Notwithstanding the foregoing, the percentage payable to the Participant's beneficiary (unless the beneficiary is the Participant's Spouse) after the Participant's death may not exceed the applicable percentage from Table I of Exhibit D.

         (b) Option B (Payments for Certain Period). A Participant may elect to receive an actuarially reduced monthly benefit payable for life with a stipulation that should the Participant die prior to receiving 60, 120, 180 or 240 monthly payments, as the Participant may elect, the balance of such payments shall continue to be paid to his or her Designated Beneficiary. Notwithstanding the foregoing, the number of monthly payments guaranteed shall be calculated so that the number of guaranteed monthly payments remaining as of the beginning of the calendar year preceding the Participant's Required Distribution Date does not exceed the joint Life Expectancy of the Participant and his or her beneficiary, or if less, and the Participant's beneficiary is not the Participant's Spouse, the applicable number from Table II of Exhibit D multiplied by 12.

         (c) Option C (Single Life Annuity). A Participant, including a Participant having a Spouse for whom benefits would otherwise be provided under
Section 6.6 or this Section 6.7, may elect to receive his or her basic retirement benefits as set forth in Paragraph 6.1 without adjustment for the interest of such Spouse if applicable, with regular equal monthly payments beginning with the Participant's retirement and ending with his or her death.

         6.8 Manner of Elections. Any election provided under the Plan shall be made on a form prescribed by the Committee.

         (a) The Committee shall furnish to each Participant whose vested Accrued Benefit has an Actuarial Equivalent single-sum value in excess of $3,500 (effective January 1, 1998, $5,000), as determined in accordance with Section 6.9, no less than 30 days and no more than 90 days before his or her Benefit Commencement Date, a written explanation in non-technical language of:

             (1) the terms and conditions of the normal form of benefit under
Section 6.1 and the joint and survivor annuity form of benefit under Section 6.6 (the "Normal Forms of Benefit") and all other forms of benefit available to the Participant including information explaining the relative values of each;

             (2) the Participant's right to make and the effect of, an election to waive the Normal Forms of Benefit;

             (3) the rights of the Participant's Spouse under Subsection 6.8(c);

             (4) the right to make, and the effect of a revocation of an election to waive the Normal Forms of Benefit;

             (5) the financial effect upon the Participant's benefit (in terms of dollars per payment) of making an election not to take the Normal Forms of Benefit and electing another form of benefit; and

             (6) if the Participant has not attained Normal Retirement Age, the Participant's right to defer commencement of his or her benefit until his or her Normal Retirement Date.

         (b) An election not to take the Normal Form of Benefit may be made at any time during the 90-day period ending on the Benefit Commencement Date. Such election may be revoked at any time prior to the Benefit Commencement Date. Notwithstanding the foregoing and effective January 1, 1997, a Participant may elect (with any applicable spousal consent, in accordance with Subsection 6.8(c)) that such Participant's Benefit Commencement Date precede or be fewer than 30 days after the explanation described in this subsection (b) is provided if:

             (1) The Participant is given notice of his right to a 30-day period in which to consider whether to (A) waive the normal form of benefit and elect an optional form and (B) to the extent applicable, consent to the distribution;

             (2) The Participant affirmatively elects a distribution and a form of benefit and the Spouse, if necessary, consents to the form of benefit elected;

             (3) The Participant is permitted to revoke his affirmative election at any time prior to his Benefit Commencement Date or, if later, the expiration of a 7-day period beginning on the day after the explanation described in this Section is provided to the Participant;

             (4) The Benefit Commencement Date is after the date the Committee receives written notice of the Participant's intent to begin receiving benefits; and

             (5) Distribution to the Participant does not commence before the expiration of the 7-day period described in paragraph (3) above.

         (c) If a Participant who has a Spouse on his or her Benefit Commencement Date elects a form of retirement benefit other than the joint and survivor annuity under Section 6.6 or Subsection 6.7(a) with his or her Spouse as the designated joint annuitant, such election shall not be effective unless:

             (1) his or her Spouse (or the Spouse's legal guardian if the Spouse is legally incompetent) executes a written instrument whereby such Spouse:

                 (A) consents not to receive the forms of benefit described in
Section 6.6 or 6.7(a);

                 (B) consents to the specific optional form elected by the Participant, or (provided such instrument acknowledges the Spouse's right to limit consent to a specific optional form) to the Participant's right to choose any optional form without any further consent by the Spouse; and

                 (C) if applicable, consents in writing to either the specific beneficiary or beneficiaries designated by the Participant pursuant to his or her election or (provided such instrument acknowledges the Spouse's right to limit consent to a specific beneficiary) to the Participant's right to designate any beneficiary or beneficiaries without any further consent by the Spouse; and

                 (D) within the instrument, acknowledges the financial effect of such election or designation, and that such consent shall be irrevocable; and

                 (E) signs the election or beneficiary designation form in the presence of either a Plan representative designated by the Committee or a notary public. Notwithstanding the foregoing, such consent shall not be required if the Participant establishes to the satisfaction of the Committee that such consent cannot be obtained because:

                     (i) there is no Spouse;

                     (ii) the Spouse cannot be located after reasonable efforts have been made; or

                     (iii) other circumstances exist to excuse spousal consent under applicable regulations.

Each election made by a Participant shall at all times satisfy the requirements of this Subsection 6.8(c); if at any time such election shall fail to satisfy these requirements, such election shall thereupon be deemed null and void.

         (d) An election provided under Section 6.6 or 6.7 may be revoked on a form prescribed by the Committee during the applicable election period and a new election may be made thereafter if it otherwise complies with this Section. Elections provided under Section 6.6 or 6.7 if timely made, shall be effective on the Benefit Commencement Date. Revocations of elections provided under
Section 6.6 or 6.7 shall be effective when the designated form is completed and filed with the Committee.

         6.9 Permitted Lump-Sum Distributions.

         (a) Anything to the contrary herein notwithstanding, if the "present value" of the total amount distributable under this Article VI does not exceed $3,500 (effective January 1, 1998, $5,000), and has never exceeded $3,500 (effective January 1, 1998, $5,000) at the time of any prior distribution, the Committee shall make such distribution in one lump sum in cash, which distribution shall be made as soon as practicable but no later than the close of the second Plan Year following the Plan Year in which such termination occurs, without regard to any election by the Participant or his or her beneficiary; provided, however, that no lump sum distribution may be made after the Benefit Commencement Date unless the Participant and his or her Spouse (or the surviving Spouse if the Participant has died) have consented in writing to the distribution. Notwithstanding the foregoing sentence, effective for distributions made on or after March 22, 1999, the nonforfeitable Actuarial Equivalent value of the amount to be paid to a Participant shall be determined as of the date his Accrued Benefit is paid to him or applied for his benefit without regard to the present value of his Accrued Benefit at any earlier time.

         (b) The vested Accrued Benefit of Participants who terminated employment with the Company prior to October 1, 1999 shall be distributed in the manner described in subsection (a) above as soon as administratively practicable after such date if the total nonforfeitable Actuarial Equivalent "present value" of a Participant's Accrued Benefit (as of the date his Accrued Benefit is paid to him or applied for his benefit without regard to the "present value" of his Accrued Benefit at any earlier time) does not exceed $5,000; provided, however, that the Participant has not been rehired or begun to receive payments in any other form under the Plan prior to the date of the distribution.

         (c) The vested Accrued Benefit of Participants who terminated employment with the Company prior to September 1, 2002 shall be distributed in the manner described in subsection (a) above as soon as administratively practicable after such date if the total nonforfeitable Actuarial Equivalent "present value" of a Participant's Accrued Benefit (as of the date his Accrued Benefit is paid to him or applied for his benefit without regard to the "present value" of his Accrued Benefit at any earlier time) does not exceed $5,000; provided, however, that the Participant has not been rehired or begun to receive payments in any other form under the Plan prior to the date of the distribution.

         (d) The retirement benefit of a terminated Participant who has received a lump sum distribution of the Actuarial Equivalent of his or her vested Accrued Benefit and who once again becomes an active Participant, shall be computed without reference to Years of Credited Service attributable to such distribution unless, after such Participant's resumption of employment, the Participant repays, before the earlier of (i) five years after the Participant's Date of Reemployment, or (ii) the end of the first period of five consecutive Breaks in Service commencing after the distribution, the full amount of such distribution plus interest at a rate of 5% per annum computed annually (or such other rate as determined by the Secretary of the Treasury under Code section 411(c)) from the date of distribution to the date of repayment. Notwithstanding the foregoing, however, if a Participant receives the nonforfeitable portion of his Accrued Benefit in accordance with paragraphs (b) or (c) after the close of the second Plan Year beginning after the Participant's termination date (or such later date as may be permitted under Treasury Regulations with respect to a Participant who did not receive a distribution before the close of the second Plan Year beginning after his termination date because the nonforfeitable portion of his Accrued Benefit exceeded the cash-out limit under section 411(a)(11) of the Code prior to such date), the Participant's Years of Credited Service for purposes of
Section 6.1 shall not be disregarded, but any benefit that may become payable to the Participant due to his subsequent reemployment shall be reduced by the Actuarial Equivalent of the payment that he received.

         (e) For purposes of subsections (a), (b) and (c), on or before December 31, 1998, the "present value" of a Participant's Accrued Benefit shall be determined by using an interest rate not greater than the interest rate that would have been used by the Pension Benefit Guaranty Corporation as of the date of distribution for purposes of determining the present value of a lump sum distribution on plan termination to the affected Participant; and, on or after January 1, 1999, "present value" shall mean the Actuarial Equivalent present value of the Participant's Accrued Benefit.

         (f) Effective January 1, 1989, if the present value of a Participant's vested Accrued Benefit on his or her Date of Severance is zero, the Participant shall be deemed to have received a single-sum payment of his or her entire vested Accrued Benefit as of his or her Date of Severance.

         (g) Notwithstanding the foregoing, any eligible rollover distribution in excess of $1,000 but not in excess of $5,000 made after the effective date of final regulations issued by the Department of Labor with respect to section 401(a)(31)(B) of the Code shall be transferred directly to the individual retirement plan of a designated trustee or insurer, unless the Participant elects to receive such distribution.

         6.10 Failure to Apply for Pension. Benefit payments shall commence when properly written application for same is received by the Committee. In the event that a Participant fails to apply to the Committee for pension benefits by the earlier of (a) his or her Normal Retirement Date or by his or her Date of Severance, if later, or (b) the end of the calendar year in which the Participant attains Age 70 1/2, the Committee shall make diligent efforts to locate such Participant and obtain such application and, in the case of a benefit described in Section 6.9, may file an application for him or her if it has sufficient information to do so. In the event the Participant fails to make application by his or her Required Distribution Date, the Committee shall commence distribution as of the Required Distribution Date without such application. No payments shall be made for the period in which benefits would have been payable if the Participant had made timely application therefor; provided, however, that, if the Participant's Benefit Commencement Date (or, if the Participant has died, his or her Spouse's Benefit Commencement Date under
Section 5.4) has been delayed until after the Participant's Normal Retirement Date solely by reason of failure to make application, and not by reason of Suspension Service as described in Section 6.4, the benefit payable (1) to the Participant on and after his or her Benefit Commencement Date, or (2) to the Participant's Spouse pursuant to Section 5.4 on and after the Spouse's Benefit Commencement Date, shall be equal to the Actuarial Equivalent of the benefit the Participant or Spouse would have received had benefits commenced on the Participant's Normal Retirement Date, as determined to reflect the deferral of benefit commencement.

         6.11 Time of Distribution. Unless the Participant elects to defer payments due under the Plan, no distribution of benefits shall begin later than 60 days after the latest of: (a) the end of the Plan Year in which the Participant attains Normal Retirement Date; (b) the tenth anniversary of his or her participation in the Plan; or (c) the Participant's termination of employment.

         6.12 Maximum Limit on Pensions.

         (a) Notwithstanding any other provisions herein to the contrary, the combined annual amount of the retirement benefit payable to a Participant under this Plan, and any other defined benefit plan to which the Employer or a 50% Affiliated Company contributes, shall not exceed the lesser of:

             (1) $90,000 or, effective January 1, 2002, $160,000, (or such other dollar limitation as in effect for the Plan Year under Code section 415(b)(1)(A)) or

             (2) 100% of the Participant's average annual compensation during the three consecutive calendar years of active participation in which such compensation is the highest;

         (b) If the benefit payable hereunder is in any form other than a joint and survivor annuity as described in Section 6.6 or the optional forms available under Section 6.7(a) or 6.7(c) (if the contingent annuitant is the Participant's Spouse), the determination as to whether the limitation of this Section 6.12 has been satisfied shall be made by adjusting such benefit so that it is the Actuarial Equivalent of a benefit payable annually in the form of a straight life annuity.

         (c) If the Participant's Benefit Commencement Date occurs before the Participant attains age 62, the dollar limitation set forth in Paragraph 6.12(a)(1) is the annual benefit payable in the form of a straight life annuity that is the Actuarial Equivalent of the defined benefit dollar limitation applicable to the Participant at age 62 (adjusted under (g) or (h) below, if required).

         (d) For benefits commencing prior to January 1, 2002, if the Participant's Benefit Commencement Date occurs before the Participant attains his or her Social Security Retirement Age, but on or after the date the Participant attains age 62, the dollar limitation in Paragraph 6.12(a)(1) shall be reduced by 5/9 of 1% for each of the first 36 months and 5/12 of 1% for each additional month by which the Participant's Benefit Commencement Date precedes the date the Participant attains his or her Social Security Retirement Age.

         (e) If the Participant's Benefit Commencement Date occurs after the date the Participant attains his or her Social Security Retirement Age, or effective January 1, 2002, age 65, the dollar limitation set forth in Paragraph 6.12(a)(1) above is the annual benefit payable in the form of a straight life annuity beginning at the later age that is the Actuarial Equivalent of the defined benefit dollar limitation applicable to the Participant at age 65 (adjusted under (g) or (h) below, if required).

         (f) Notwithstanding the preceding provisions of this Section 6.12, the benefits payable to a Participant may exceed the limitations of Paragraph 6.12(a)(2) (but not in excess of the amount applicable under Paragraph 6.12(a)(1), adjusted as set forth in Paragraph 6.12(g)) if (i) the retirement benefits payable to such Participant under this and all other defined benefit plans of the Employer or a 50% Affiliated Company do not exceed $10,000 for the calendar year or for any prior calendar year and (ii) the Employer or 50% Affiliated Company has not at any time maintained a defined contribution plan in which the Participant participated.

         (g) In the case of a Participant who has been an active Participant for less than 10 full years at the time that retirement benefits begin, the dollar limitation referred to in Paragraph 6.12(a)(1) above shall be the limitation otherwise determined herein, multiplied by a fraction, the numerator of which is the number of the Participant's years as an active Participant and the denominator of which is 10.

         (h) In the case of a Participant who has fewer than 10 Years of Service at the time that retirement benefits begin, the limitations described in Paragraph 6.12(a)(2), Subsection 6.12(f) and Subparagraphs 6.12(j)(1)(A) and (B) shall be multiplied by a fraction, the numerator of which is the number of the Participant's Years of Service and the denominator of which is 10.

         (i) The limitations of Subsection 6.12(g) shall be applied separately with respect to each change in the benefit structure of any qualified defined benefit plan of the Employer or a 50% Affiliated Company, to the extent required by the Secretary of the Treasury.

         (j) Prior to January 1, 2000, if a Participant is also participating in a separate defined contribution plan or plans established by the Employer or a 50% Affiliated Company, the benefits hereunder shall be so limited that the sum of (1) and (2) below shall not exceed 1.0 where:

             (1) Defined Benefit Fraction - is a fraction, the numerator of which is the projected annual benefit of the Participant under this Plan and the denominator of which is the lesser of:

                 (A) the product of 1.25 and $90,000 (adjusted to reflect any cost of living increases provided in accordance with Code section 415), or

                 (B) the product of 1.4 and 100% of the Participant's average annual compensation for his or her highest three consecutive years; and

             (2) Defined Contribution Fraction - is a fraction, the numerator of which is the sum of all annual additions to the Participant's accounts under such defined contribution plans for all limitation years, and the denominator of which is the sum of the lesser of (A) and (B) for each year during which the Participant was an Employee of the Employer or a 50% Affiliated Company:

                 (A) the product of 1.25 and the dollar limitation in effect under Code section 415(c)(1)(A) for such year, or

                 (B) the product of 1.4 and 25% of the Participant's compensation for such year.

             (3) Adjustment to Defined Contribution Fraction. Notwithstanding the above, if the Plan satisfied Code section 415 as in effect for the last Plan Year beginning prior to January 1, 1987, an amount shall be subtracted from the numerator of the defined contribution fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the defined benefit fraction and defined contribution fraction computed under Code section 415(e)(1) as amended effective January 1, 1987, does not exceed 1.0 for such Plan Year.

             (4) Definitions - For the purposes of this Subsection 6.12(j), "projected annual benefit" shall mean the annual benefit to which a Participant would be entitled under the terms of a defined benefit plan if the Participant had continued employment until his or her normal retirement date under such plan and if his or her compensation for the purpose of such plan had continued at the same rate. "annual additions" to a Participant's accounts under any defined contribution plan for any Plan Year shall mean the sum of (A) employer contributions; (B) forfeitures; (C)(i) for Plan Years beginning on or after January 1, 1987, the Participant's own contributions, if any, and (ii) for Plan Years beginning before January 1, 1987, the lesser of (I) one-half of the Participant's own contributions, if any, or (II) the Participant's own contributions in excess of 6% of his or her compensation for such limitation year; (D) all amounts allocated to any Participant after March 31, 1984 to an individual medical account (within the meaning of Code section 415(l)(2)) which is part of a pension or annuity plan maintained by the Employer or any 50% Affiliated Company; and (E) all amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date which are attributable to post-retirement medical benefits allocated to a separate account of a Participant who is a key Employee (as defined in Code section 419A(d)(3)), under a welfare benefit fund maintained by the Employer or any 50% Affiliated Company.

         (k) For the purposes of this Section 6.12, "annual compensation" shall be annual wages for federal tax withholding purposes, as defined in section 3401(a) of the Code and all other payments to a Participant by an Employer or Participating Employer in the course of such Employer or Participating Employer's trade or business, for which the Employer or Participating Employer is required to furnish the Participant with a written statement under Code section 6041(d) and 6051(a)(3), but determined without regard to any rules under Code section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed; provided, however, that effective January 1, 1998, "annual compensation" shall include elective deferrals as defined in section 402(g)(3) of the Code, as well as any other amounts contributed or deferred by the Employer at the election of the Employee which are excluded from the gross income of the Employee under section 125 or 457 of the Code, or, for Plan Years beginning on or after January 1, 2001, section 132(f)(4) of the Code. Compensation taken into account under this
Section 6.12 with respect to any Plan year shall not exceed the dollar limitation in effect under Code section 401(a)(17) for the Plan Year.

         (l) If a Participant's benefit is otherwise limited by this Section 6.12, the benefit payable to the Participant's Spouse under Section 5.4 or under a qualified joint and survivor annuity shall be based upon the Participant's benefit without regard to this Section 6.12, and the limitations of this Section shall apply to the resulting benefit payable to the Spouse.

         (m) Notwithstanding anything in the Plan to the contrary, the limitations of this Section 6.12 shall not cause the benefit payable to an individual who was a Participant on December 31, 1998 under any form of distribution which is subject to Section 417(e)(3) of the Code, when expressed as a single life annuity, to be less than such Participant's 1998 Benefit. For this purpose, a Participant's "1998 Benefit" shall mean the benefit payable under the applicable form of distribution expressed as a single life annuity calculated using the interest rate and mortality tables in effect on December 31, 1998 for purposes of this Section 6.12, and the provisions of Section 415 of the Code as in effect on December 7, 1994. In determining the amount of a Participant's 1998 Benefit, the following shall be disregarded: (1) any Plan amendment increasing benefits that was adopted after January 1, 1999; and (2) any cost of living adjustment occurring after January 1, 1999.

         6.13 Compliance With Overall Permitted Disparity Limits.
Notwithstanding any other provisions herein to the contrary, the overall permitted disparity limits set forth in Treas. Reg. ss.1.401(l)-5 shall not be exceeded with respect to any Participant when all qualified plans of the Employer and all Affiliated Companies are taken into account.

         6.14 Required Distributions. Notwithstanding anything in the Plan to the contrary, a Participant's vested Accrued Benefit shall be distributed to him or her beginning no later than his or her Required Distribution Date. The form and the timing of all distributions under the Plan shall be in accordance with regulations issued by the Department of the Treasury under Code section 401(a)(9), including the incidental death benefit requirements of Code section 401(a)(9)(G) and Treas. Reg. ss. 1.401(a)(9)-2. Distributions made on or after January 1, 2002 will be made in accordance with the 401(a)(9) Final and Temporary Regulations and the requirements of this Section 6.14 will take precedence over any inconsistent provisions of the Plan.

         (a) Required Distribution Date. For this purpose, a Participant's Required Distribution Date is:

             (1) in the case of a Participant who is a 5% owner (within the meaning of Code section 416(i)) with respect to the Plan Year ending in the calendar year in which the Participant attains age 70-1/2, April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2; and

             (2) in the case of a Participant who is not a 5% owner, as described above, April 1 of the calendar year following the later of (1) the calendar year in which the Participant attains age 70-1/2, or (2) the calendar year in which the Participant has a Date of Severance.

             (3) Notwithstanding the foregoing, in the case of a Participant who attained age 70-1/2 prior to January 1, 1999 and who is not a 5% owner, as described above, Required Distribution Date shall mean April 1 of the calendar year following the calendar year in which the Participant attained age 70-1/2.

         (b) Increase for Retirement Post Age 70 1/2. In the event a Participant commences payment of benefits later than the April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2, an actuarial increase, in accordance with Code section 401(a)(9) and regulations thereunder, shall be provided for the period beginning on the April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2 and ending on his Benefit Commencement Date.

         (c) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

             (1) If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

             (2) If the Participant's surviving Spouse is not the Participant's sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

             (3) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

             (4) If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this section 6.14, other than section 6.14(c)(1), will apply as if the surviving Spouse were the Participant.

         For purposes of this Section 6.14(c) and Section 6.14(g), distributions are considered to begin on the Participant's Required Distribution Date (or, if Section 6.14(c)(4) applies, the date distributions are required to begin to the surviving Spouse under Section 6.14(c)(1)). If annuity payments irrevocably commence to the Participant before the Participant's Required Distribution Date (or to the Participant's surviving Spouse before the date on which distributions are required to begin to the surviving Spouse under Section 6.14(c)(1), the date distributions are considered to begin is the date distributions actually commence.

         (d) Form of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Distribution Date, as of the first Distribution Calendar Year distributions will be made in accordance with Subsections (e), (f) and (g) of this article. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.

         (e) Determination of Amount to be Distributed Each Year.

             (1) General Annuity Requirements. If the Participant's interest is paid in the form of annuity distributions under the Plan, payments under the annuity will satisfy the following requirements:

                 (i) the annuity distributions will be paid in periodic payments made at intervals not longer than one year;

                 (ii) the distribution period will be over a life (or lives) or over a period certain not longer than the period described in Subsection (f) or
(g);

                 (iii) once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted;

                 (iv) payments will either be nonincreasing or increase only as follows: by an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics; to the extent of the reduction in the amount of the Participant's payments to provide for a survivor benefit upon death, but only if the beneficiary whose life was being used to determine the distribution period described in Subsection (f) dies or is no longer the Participant's beneficiary pursuant to a Qualified Domestic Relations Order within the meaning of section 414(p); or to pay increased benefits that result from a Plan amendment.

             (2) Amount Required to be Distributed by Required Distribution Date. The amount that must be distributed on or before the Participant's Required Distribution Date (or, if the Participant dies before distributions begin, the date distributions are required to begin under Subsections (c)(1) or
(c)(2) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually. All of the Participant's benefit accruals as of the last day of the first Distribution Calendar Year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant's Required Distribution Date.

             (3) Additional Accruals After First Distribution Calendar Year. Any additional benefits accruing to the Participant in a calendar year after the first Distribution Calendar Year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

         (f) Requirements For Annuity Distributions That Commence During Participant's Lifetime.

             (1) Joint Life Annuities Where the Beneficiary Is Not the Participant's Spouse. If the Participant's interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse beneficiary, annuity payments to be made on or after the Participant's Required Distribution Date to the Designated Beneficiary after the Participant's death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A-2 of section 1.401(a)(9)-6T of the Treasury regulations.

             (2) Period Certain Annuities. Unless the Participant's Spouse is the sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant's lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations for the calendar year that contains the annuity starting date. If the annuity starting date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations plus the excess of 70 over the age of the Participant as of the Participant's birthday in the year that contains the annuity starting date. If the Participant's Spouse is the Participant's sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant's applicable distribution period, as determined under this section 4.2, or the joint life and last survivor expectancy of the Participant and the Participant's Spouse as determined under the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and Spouse's attained ages as of the Participant's and Spouse's birthdays in the calendar year that contains the annuity starting date.

         (g) Requirements For Minimum Distributions Where Participant Dies Before Date Distributions Begin.

             (1) Participant Survived by Designated Beneficiary. If the Participant dies before the date distribution of his or her interest begins and there is a Designated Beneficiary, the Participant's entire interest will be distributed, beginning no later than the time described in Subsections (c)(1) or
(c)(2), over the life of the Designated Beneficiary or over a period certain not exceeding:

                 (A) unless the annuity starting date is before the first Distribution Calendar Year, the Life Expectancy of the Designated Beneficiary determined using the beneficiary's age as of the beneficiary's birthday in the calendar year immediately following the calendar year of the Participant's death; or

                 (B) if the annuity starting date is before the first Distribution Calendar Year, the Life Expectancy of the Designated Beneficiary determined using the beneficiary's age as of the beneficiary's birthday in the calendar year that contains the annuity starting date.

             (2) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

             (3) Death of Surviving Spouse Before Distributions to Surviving Spouse Begin. If the Participant dies before the date distribution of his or her interest begins, the Participant's surviving Spouse is the Participant's sole Designated Beneficiary, and the surviving Spouse dies before distributions to the surviving Spouse begin, this Subsection (g) will apply as if the surviving Spouse were the Participant, except that the time by which distributions must begin will be determined without regard to Subsection (c)(1).

         6.15 1993 Early Retirement Incentive. Any Participant:

         (a) who is employed in the Eastern Division of Maritrans General Partner Inc., the Business Services Division of Maritrans General Partner Inc., or the Operating Services Division of Maritrans General Partner Inc.;

         (b) who has fifteen Years of Credited Service and has attained age fifty-five as of December 1, 1993;

         (c) who elects during the period commencing December 1, 1993 and ending December 31, 1993 to retire under the terms of the Maritrans Inc. Voluntary Separation Program; and

         (d) who retires not later than December 31, 1993

shall be eligible to receive a monthly pension equal to the Participant's Accrued Benefit computed as provided in Section 6.1 based upon (i) the number of Years of Credited Service the Participant could have attained if the Participant remained in Service until his Normal Retirement Date and (ii) the Participant's Average Basic Monthly Compensation determined as of December 31, 1993. The actuarial reduction described in Section 6.2 shall not apply to such monthly pension. Subject to the notice provisions of Section 6.8, the Participant may elect to receive retirement benefits in any optional form provided in Section
6.7. The Participant's monthly pension shall commence as of January 1, 1994, notwithstanding any reasonable administrative delay in providing the notice required under Section 6.8 or any delay on the part of the Participant in making an election pursuant to Section 6.7.

         6.16 1995 Early Retirement Incentive. Any Participant

         (a) who is employed in the Gulf Division of Maritrans General Partner Inc.;

         (b) whose duties are primarily in a nonseagoing capacity;

         (c) who has fifteen Years of Credited Service and has attained age fifty-five as of May 8, 1995;

         (d) who elects during the period commencing May 8, 1995 and ending June 24, 1995 to retire under the terms of the Maritrans Inc. Voluntary Separation Program;

         (e) who signs a written election and release form provided by the Committee; and

         (f) who retires not later than December 31, 1995

shall be eligible to receive a monthly pension equal to the Participant's Accrued Benefit computed as provided in Section 6.1 based upon (i) the number of Years of Credited Service the Participant could have attained if the Participant remained in Service until his Normal Retirement Date and (ii) the Participant's Average Basic Monthly Compensation determined as of May 8, 1995. The actuarial reduction described in Section 6.2 shall not apply to such monthly pension. Subject to the notice provisions of Section 6.8, the Participant may elect to receive retirement benefits in any optional form provided in Section 6.7. The Participant's monthly pension shall commence as of the first day of the month following the date the Participant terminates employment, notwithstanding any reasonable administrative delay in providing the notice required under Section
6.8 or any delay on the part of the Participant in making an election pursuant to Section 6.7.

         6.17 Direct Rollovers.

         (a) This Section 6.17 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section 6.17, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         (b) Definitions.

             (1) "Eligible Rollover Distribution." An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's Designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

             (2) "Eligible Retirement Plan." An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, or, effective for distributions made after December 31, 2001, an annuity contract described in section 403(b) or a retirement plan under section 457(b) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

             (3) "Distributee." A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the Spouse or former Spouse.

             (4) "Direct Rollover." A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

         6.18 Special Benefit Enhancement for Certain Chief Engineers. Any Participant

         (a) who was formerly a Participant in the District 2 MEBA-AMO Pension Plan (the "AMO Plan");

         (b) who ceased to participate in the AMO Plan and became a Participant in the Plan on August 15, 1984, December 7, 1984, or January 15, 1985;

         (c) who was employed by the Company (or a predecessor) in the position of "Chief Engineer" at the time of such change in participation;

         (d) who has 20 or more Years of Credited Service on August 9, 1999 or who had 20 or more Years of Credited Service at the time of termination of employment which occurred on or after June 30, 1991;

         (e) who elects, during the period commencing August 9, 1999 and ending September 23, 1999, to receive a benefit under the terms of this Section 6.18;

         (f) who signs a written election and release form provided by the Committee; and

         (g) who is then retired or actually retires not later than December 31, 1999;

shall be eligible to receive a monthly pension equal to the amount of benefit that would have been paid to such Participant under the AMO Plan determined under the benefit formula in effect under the AMO Plan on August 9, 1999. The benefit payable under this Section 6.18 shall be effective and commence as of the later of September 1, 1999 (except as provided below), or the first day of the month following the date the Participant complies with all of the conditions set forth in clauses (a) through (g) above. The actuarial reduction described in
Section 6.2 shall not apply to such monthly pension. Subject to the notice provisions of Section 6.8, the Participant may elect to receive retirement benefits in any optional form provided in Section 6.7. The Participant's monthly pension shall commence as provided above, notwithstanding any reasonable administrative delay in providing the notice required under Section 6.8 or any delay on the part of the Participant in making an election pursuant to Section 6.7.

         The Special Enhancement Benefit provided under this Section 6.18 shall be modified by any additional benefits or forms of payment as provided under Appendix A of the Plan.

         Notwithstanding anything in the Plan to the contrary, the benefit payable to any Participant under this Section 6.18 shall be in lieu of any other benefit currently being paid or that is currently payable from the Plan for that Participant.

                                   ARTICLE VII

                                 DEATH BENEFITS
                                 --------------

         7.1 Death Before Retirement. If a Participant dies before retirement and while still in the Employer's or Participating Employer's active employ (but after the Anniversary Date on which Contracts on his or her life are first to become effective) or prior to the Benefit Commencement Date, his or her beneficiaries will be paid a death benefit equal to the proceeds of Contracts purchased for his or her benefit as set forth in Article IV hereof less the present value of the Actuarial Equivalent of the survivor annuity benefit under
Section 5.4. Such death benefit shall be payable to the Participant's beneficiaries in a lump sum or other form of distribution as may be selected by such beneficiaries.

         7.2 Death After Retirement. No death benefit will be paid in the event of the death of a Participant after the later of retirement or the Participant's Benefit Commencement Date, except to the extent that there may be a death benefit provided under any optional method of payment elected by the Participant or remaining payments due a contingent or joint annuitant or the Participant's Spouse.

         7.3 Designation of Beneficiaries. Each Participant shall name one or more direct or contingent beneficiaries and shall select the method of payment of death benefits on forms supplied by the insurance company. Any death benefit which is undisposed of because of such Participant's failure to designate a beneficiary or because all or some of the designated beneficiaries have predeceased him or her shall be paid to the Participant's Spouse, if living, otherwise to his or her natural and adopted children, if living, otherwise to his or her parents or survivor thereof, if living, otherwise to his or her brothers and sisters, if living, but otherwise to his or her estate. The benefit shall be paid to the first mentioned person or class, if there be such, in the order named, to the exclusion of all the following persons or classes named.

         7.4 Contract Dividends. Any dividend payable while premiums are being paid on any Contracts shall be used in reduction of the premiums. Any dividend payable when there is no premium due, or when premiums are no longer payable on any Contract by the Trustee, shall be used to increase the proceeds of the policy. Any post mortem dividend shall be paid in cash to the Trustee.

         7.5 Refund of Premiums on Death. In the event of death of a Participant prior to his or her Normal Retirement Date while any Contract on his or her life is in force on a premium payment basis, any portion of the last premium due and paid which is applicable to the period beyond the Contract month in which the Participant died, shall be paid in cash to the Trustee.

                                  ARTICLE VIII

                     SPECIAL PROVISIONS FOR TOP-HEAVY PLANS
                     --------------------------------------

         8.1 General Rule. Notwithstanding any provision herein to the contrary, for any Plan Year beginning after December 31, 1983, in which the Plan is determined to be a Top-Heavy Plan, the provisions of this Article VIII shall become effective.

         8.2 Definitions.

         (a) "Aggregation Group" shall mean:

             (1) each qualified retirement plan (including a frozen plan or a plan which has been terminated during the 60-month period ending on the determination date (as defined in Code section 416(g)), of the Employer or an Affiliated Company in which a Key Employee participates and

             (2) each other qualified retirement plan (including a frozen plan or a plan which has been terminated during the 60-month period ending on the Determination Date) of the Employer or an Affiliated Company which enables such plan to meet the requirements of Code section 401(a)(4) or 410. The foregoing notwithstanding, the Employer may treat any or all other qualified retirement plans (including a frozen plan or a plan which has been terminated during the 60-month period ending on the Determination Date) not required to be included in the Aggregation Group as being part of such group if such group would continue to meet the requirements of Code sections 401(a)(4) and 410 with such other plan or plans being taken into account.

         (b) "Annual Compensation" is defined and shall be taken into account in the same manner as set out in Section 6.12(k).

         (c) "Determination Date" shall mean the last day of the preceding Plan Year.

         (d) "Key Employee" shall mean a person employed or formerly employed by the Employer or an Affiliated Company who, during the Plan Year or during any of the preceding 4 Plan Years (or, effective January 1, 2002, during the Plan
Year), was any of the following:

             (1) An officer of the Employer having an annual Compensation of more than (A) 50% of the amount in effect under section 415(b)(1)(A) of the Code for the Plan Year or (B) effective January 1, 2002, $130,000 or such other amount as may be in effect under section 416(i)(1)(A)(i) of the Code. The number of persons to be considered officers in any Plan Year and the identity of the persons to be so considered shall be determined pursuant to the provisions of section 416(i) of the Code and the regulations published thereunder.

             (2) For periods prior to January 1, 2002, one of the 10 Employees who owns (or is considered as owning under the attribution rules set forth at section 318 of the Code and the regulations thereunder) the largest interest in the Employer or an Affiliated Company, provided that no person shall be considered a Key Employee under this paragraph (2) if his annual Compensation is not greater than the limitation in effect for such Plan Year under section 415(c)(1)(A) of the Code, nor shall any person be considered a Key Employee under this paragraph (2) if his ownership interest in the Plan Year being tested and the preceding 4 Plan Years was at all times less than 1/2% in value of any of the entities forming the Employer and the Affiliated Companies.

             (3) A 5% owner of the Employer or an Affiliated Company within the meaning of section 416(i) of the Code.

             (4) A person who is both an Employee whose annual Compensation exceeds $150,000 and who is a 1% owner of the Employer or an Affiliated Company within the meaning of section 416(i) of the Code.

The beneficiary of any deceased Participant who was a Key Employee shall be considered a Key Employee for the same period as the deceased Participant would have been so considered.

         (e) "Key Employee Ratio" shall mean the ratio (expressed as a percentage) for any Plan Year, determined as of the Determination Date, by dividing the amount described in paragraph (1) hereof by the amount described in paragraph (2) hereof, after deduction from both such amounts the amount described in paragraph (3) hereof.

             (1) The amount described in this paragraph (1) is the sum of (A) the aggregate of the present value of all accrued benefits of Key Employees under all qualified defined benefit plans included in the Aggregation Group, (B) the aggregate of the balances in all of the accounts standing to the credit of Key Employees under all qualified defined contribution plans included in the Aggregation Group, and (C) either (i) the aggregate amount distributed from all plans in such Aggregation Group to or on behalf of any Key Employee during the period of 5 Plan Years ending on the Determination Date or (ii) effective January 1, 2002, the sum of (I) the amount of any in-service distributions made to any Key Employee made from a plan in the Aggregation Group during the 5-Plan Year period ending on the Determination Date and (II) any other distributions made from a plan in the Aggregation Group to a Key Employee during the one-year period ending on the Determination Date.

             (2) The amount described in this paragraph (2) is the sum of (A) the aggregate of the present value of all accrued benefits of all Participants under all qualified defined benefit plans included in the Aggregation Group, (B) the aggregate of the balances in all of the accounts standing to the credit of all Participants under all qualified defined contribution plans included in the Aggregation Group, and (C) either (i) the aggregate amount distributed from all plans in such Aggregation Group to or on behalf of any Participant during the period of 5 Plan Years ending on the Determination Date or (ii) effective January 1, 2002, the sum of (I) the amount of any in-service distributions made to any Participant from any plan in the Aggregation Group during the 5-Plan Year period ending on the Determination Date and (II) any other distributions made to any Participant from any plan in the Aggregation Group during the one-year period ending on the Determination Date.

             (3) The amount described in this paragraph (3) is the sum of (A) all rollover contributions (or similar transfers) to plans included in the Aggregation Group initiated by an Employee and made from a plan sponsored by an employer which is not an Employer or Affiliated Company, (B) with respect to Plan Years beginning after December 31, 1984, any amount that would have been included under paragraph (1) or (2) hereof with respect to any person who has not performed services for any Employer at any time during the 5-year period (or, effective January 1, 2002, the one-year period) ending on the Determination Date, and (C) any amount that is included in paragraph (2) hereof for, on behalf of, or on account of, a person who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year.

The present value of accrued benefits under any defined benefit plan shall be determined under the method used for accrual purposes for all plans maintained by the Employer and all Affiliated Companies if a single method is used by all such plans, or otherwise, the slowest accrual method permitted under section 411(b)(1)(C) of the Code.

         (f) "Non-Key Employee" shall mean any Employee or former Employee who is not a Key Employee as to that Plan Year, or a beneficiary of a deceased Participant who was a Non-Key Employee.

         (g) "Testing Period Average Compensation" shall mean the average of the Participant's Compensation over the testing period consisting of the 5 consecutive Plan Years during which the Participant was in the employ of the Employer (whether or not such Plan Years were years during any part of which he was an Active Participant) yielding the highest such average, omitting from the Plan Years considered (1) Plan Years within which there ended a Computation Period in which the Participant was not credited with a year of Vesting Service,
(2) Plan Years beginning before January 1, 1984, and (3) Plan Years beginning after the close of the last Plan Year in which the Plan was Top-Heavy. If there be fewer than 5 consecutive Plan Years in the testing period as described, the testing period shall be considered to consist of all such years as would be included if the "consecutive" requirement did not apply (to a maximum of the lesser of (I) all such years, if fewer than 5, or (ll) 5 such years).

The Section 401(a)(17) Compensation Limit described in Section 2.7(b) will apply for purposes of this Section.

         8.3 Determination of Top-Heavy Status. The Plan will be considered a Top-Heavy Plan for the Plan Year, if, as of the Determination Date either of the following conditions are met:

             (a) the Plan is not part of an Aggregation Group and the Key Employee Ratio, determined by substituting the "Plan" for the "Aggregation Group" each place it appears in Section 8.2(e), exceeds 60%, or

             (b) the Plan is part of an Aggregation Group, and the Key Employee Ratio of such Aggregation Group exceeds 60%.

         8.4 Minimum Benefits. For any Plan Year in which the Plan is determined to be a Top-Heavy Plan pursuant to Section 8.3, the minimum Accrued Benefit derived from the Employer or Participating Employer contributions for each Participant who is a Non-Key Employee and who has completed 1,000 Hours of Service during such Plan Year, shall not be less than the product of:

         (a) 2% of such Participant's Testing Period Average Compensation; and

         (b) the Participant's Years of Service (not exceeding 10) during which the Plan is a Top-Heavy Plan and effective January 1, 2002, excluding any portion of a Plan Year in which no Key Employee or former Key Employee benefits.

Notwithstanding the foregoing, if the Participant is also participating in another defined benefit plan and/or defined contribution plan maintained by the Employer or Participating Employer, the minimum benefit hereunder may be reduced in accordance with regulations issued under Code section 416(f).

         8.5 Minimum Vesting. For any Plan Year in which the Plan is determined to be a Top-Heavy Plan pursuant to Section 8.3, each Participant's Accrued Benefit shall become vested in accordance with the following schedule:

                           Years of Service                   Vested Percentage
                           ----------------                   -----------------
                           Less than 2                                 0%
                                    2                                 20%
                                    3                                 40%
                                    4                                 60%
                                    5                                 80%
                             6 or more                               100%

The foregoing notwithstanding and subject to the provisions of Section 10.2, if the Plan ceases to be Top-Heavy, the provisions of Section 5.6 shall thereafter apply.

         8.6 Adjustments to Maximum Limitations on Benefits and Contributions. For any Plan Year in which the Plan is determined to be a Top-Heavy Plan pursuant to Section 8.3, paragraph (j) of Section 6.12 shall be read by substituting the number "1.00" for the number "1.25", wherever it appears. Notwithstanding the foregoing, no adjustments shall be made to Paragraph (j) of
Section 6.12 if the following requirements are met:

         (a) Section 8.4 shall be applied by substituting "3%" for "2%";

         (b) the employer contribution under the defined contribution plan for each Participant who is a Non-Key Employee is not less than the lesser of:

             (1) 4% of such Participant's total compensation, or

             (2) the percentage at which contributions are made under the plan for the year for the Key Employee for whom such percentage is highest;

         (c) the present value of the cumulative Accrued Benefits under the Plan of Participants who are Key Employees does not exceed 90% of the present value of the total Accrued Benefits of all Participants; and

         (d) the sum of (i) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans in the Aggregation Group and
(ii) the aggregate of the accounts of Key Employees under all defined contribution plans in the Aggregation Group does not exceed 90% of such sum determined for all Employees.

                                   ARTICLE IX

                   ADMINISTRATION AND FIDUCIARY RESPONSIBILITY

         9.1 Employer. The Employer, acting by determination of its Board of Directors, may amend the Plan as it deems necessary or desirable and shall appoint the Committee members and determine the amount of contributions as required by Section 4.1. The Compensation Committee shall appoint the Trustee and the Investment Advisor, if desired.

         9.2 Investment Advisor. If appointed by the Employer, the Investment Advisor shall direct the Trustee in the investment and reinvestment of the Fund, or such portion thereof as may be assigned to it for supervision.

         9.3 Trustee. The Trustee will invest and reinvest the Fund in accordance with the Trust Agreement and make distributions upon instructions of the Committee.

         9.4 Committee. The Committee will decide questions of Plan interpretation, eligibility and distribution of benefits and will supply any omissions to, and resolve all inconsistencies in the Plan and will make all factual determinations required. Any determinations made by the Committee pursuant to this Section 9.4 shall be conclusive and binding on all parties. The Committee shall receive reports from the Trustee as to the status of the Fund, review the investment performance of the Fund, advise the Compensation Committee as to the status of the Fund from time to time, and instruct the Trustee with respect to benefit distributions. The Committee may contract for clerical, legal, accounting, and actuarial services as may be desirable for the proper administration of the Plan, the costs of which may be paid from the Fund or by the Employer or Participating Employers as the Employer shall determine. The Committee is designated as the agent for service of process. The Committee shall maintain records of Participants' service, age, compensation and other required information. The Committee shall provide rules for administration of the Plan which are not inconsistent with its terms and the decisions of the Committee, shall determine questions of eligibility and distribution of benefits. Any determinations made by the Committee pursuant to this Section 9.4 shall be conclusive and binding on all parties. The Committee shall also prepare or cause to be prepared all tax returns and other reports that may be required by law. Records of the Committee may be examined by the Employer, and the Participant may examine those records of the Committee relating to him or her.

         9.6 Claims Procedure.

         (a) Initial Claim. A Participant or Beneficiary ("claimant") who believes he is entitled to benefits hereunder, may claim those benefits by submitting to the Committee a written notification of any claim of right to such benefits. The Committee shall make all determinations as to the right of any person to receive benefits under the Plan. If such benefits are wholly or partially denied, the Committee shall notify the claimant of the denial of the claim.

         (b) Notice of Denial of Claim. Any notice of denial of a claim shall

             (1) be in writing and sent to the claimant by registered or certified mail (or, by means of an electronic medium that satisfies the requirements of 29 CFR 2520.104b-1(c)(1)(i), (iii) and (iv));

             (2) be written in a manner calculated to be understood by the claimant;

             (3) contain (a) the specific reason or reasons for the denial of the claim, (b) a specific reference to the pertinent provisions of the Plan upon which the denial is based, (c) a description of the required documentation and procedures necessary to perfect the claim, along with an explanation of why such material or information is necessary, (d) an explanation of the claims review procedure, including time limits applicable to the procedure and (e) a statement of the claimant's right to bring a civil action under section 502(a) of ERISA following an adverse determination on review; and

             (4) be given to a claimant within 90 days after receipt of his claim by the Committee unless special circumstances require an extension of time for processing of the claim. If such extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of said 90-day period, and such notice shall indicate the special circumstances which make the postponement appropriate and the date the determination is expected. In no event may the extension exceed a total of 180 days from the date of the original receipt of the claim.

         (c) Procedure for Appeal. In case of a denial as outlined in Section 5(b) of this Appendix, the claimant or his representative shall have the opportunity to appeal to the Committee for review thereof by requesting such review in writing to the Committee; provided, however, that such written request must be received by the Committee (or his delegate to receive such requests) within 60 days after receipt by the claimant of notification of the denial or limitation of the claim. The claimant or his representative shall have a right to review all pertinent documents and submit comments in writing. The claimant or his duly authorized representative shall also be provided, upon request and without charge, reasonable access to and copies of, all documents, records, or other information relevant to the claim. The claimant or his duly authorized representative shall also be permitted to submit to the Committee, documents, records and other information relating to the claim.

         (d) Decision on Appeal.

             (1) No later than 60 days after its receipt of the request for review, the Committee shall render a decision in writing, (or, by means of an electronic medium that satisfies the requirements of 29 CFR 2520.104b-1(c)(1)(i), (iii) and (iv)) stating specific reasons therefor and citing specific Plan references. If special circumstances require extension, and upon prior written notice to the claimant, the Committee's decision may be given within 120 days after receipt of the request for review. The extension notice shall indicate the special circumstances requiring an extension and the date that the determination on review is expected.

             (2) Notwithstanding the foregoing, if the Committee is a committee that holds regularly scheduled meetings at least quarterly, an individual's request for review will be acted upon at the meeting immediately following the receipt of the individual's request, unless such request is filed within thirty
(30) days preceding such meeting. In such instance, the decision shall be made no later than the date of the second meeting following receipt of such request. If special circumstances (such as a need to hold a hearing) require a further extension of time for processing a request, a decision shall be rendered not later than the third meeting of the Committee following the receipt of such request for review and written notice of the extension shall be furnished to the individual prior to the commencement of the extension. The extension notice shall indicate the special circumstances requiring an extension and the date that the determination on review will be made. The Committee shall notify the claimant or his representative of the determination as soon as possible, but not later than five days after the determination is made.

             (3) In the event that the decision denies in whole or in part a claim on appeal, the notice furnished to the claimant shall also specify that the claimant or his duly authorized representative has a right to be provided, upon request and without charge, reasonable access to and copies of, all documents, records, or other information relevant to the claim, a description of any voluntary appeal procedures offered by the Plan and specify that the claimant has a right to bring a civil action under section 502(a) of ERISA.

         9.7 Uniformity of Action. Whenever the Employer, Participating Employer, or Committee are required or permitted to make decisions with respect to eligibility of an Employee for participation, or benefit distributions, such decisions shall be uniform and consistent with respect to all persons similarly situated. No action shall be taken which discriminates in favor of the Employer's or Participating Employer's officers or supervisory personnel.

         9.8 Reliance on Others. The Employer and its Board of Directors, Trustee, Investment Advisor (if appointed) and Committee shall be responsible only for those separate duties assigned to each by the Plan, and none shall have responsibility for performance of duties assigned to another of them under the Plan. Each of them may rely on reports, notices, certifications or other communications furnished by the others. The Committee may rely on the reports and opinions furnished by persons retained by them.

         9.9 Indemnification. The Employer shall indemnify each Board member, Committee member, and other Employees of the Employer or any Participating Employer involved in the administration of the Plan against all costs, expenses and liabilities, including attorney's fees, incurred in connection with any action, suit or proceeding instituted against him or her alleging any act of omission or commission performed by him or her while acting in good faith in discharging his or her duties with respect to the Plan. This indemnification is limited to the extent such costs and expenses are not covered under insurance as may be now or hereafter provided by the Employer or any Participating Employer. Promptly after receipt by an indemnified party under this Section 9.9, of notice of the commencement of any action, such indemnified party shall notify the Employer of the commencement thereof. The Employer shall be entitled to participate at its own expense in the defense or to assume the defense of any action brought against any party indemnified hereunder. In the event the Employer elects to assume the defense of any such suit, such defense shall be conducted by counsel chosen by the Employer and the indemnified party shall bear the fees and expenses of any additional counsel retained by him or her.

                                    ARTICLE X

                                AMENDMENT OF PLAN
                                -----------------

         10.1 Right To Amend. The Employer, acting by determination of its Board of Directors, shall have the right to amend the Plan at any time. The Committee shall have the right to approve amendments that are required to maintain compliance with applicable laws and regulations and amendments to the administrative provisions of the Plan that do not affect the level of benefits or result in substantial additional cost to the Company. All such amendments shall be in writing. A Participating Employer shall also have the right to amend its Adoption Agreement. However, no such amendment shall be effective which would reduce Accrued Benefits or which would adversely affect the qualified status of the Plan and Fund under Section 401 of the Code or the corresponding provisions of subsequent revenue laws.

         10.2 Amendment to Vesting Schedule. No Plan amendment shall change any vesting schedule under the Plan unless each Participant having at least three Years of Service at the end of the period described in this sentence is permitted to elect, within a period beginning on the date such amendment is adopted and ending 60 days after the latest of: (i) the day the amendment is adopted, (ii) the day the amendment becomes effective, or (iii) the day the Participant is issued written notice of the amendment, to have his or her nonforfeitable percentage computed under the Plan without regard to such amendment. Notwithstanding the foregoing, any modification or amendment of the Plan may be made retroactively, if necessary or appropriate to qualify or maintain the Plan as a plan meeting the requirements of the Code and the Employee Retirement Income Security Act of 1974, as now in effect or hereafter amended, or any other provisions of law, as now in effect or hereafter amended or adopted, and any regulation issued thereunder.

                                   ARTICLE XI

                               TERMINATION OF PLAN
                               -------------------

         11.1 Right to Terminate Reserved. The Employer (and each Participating Employer as to its participation), acting by determination of its Board of Directors, reserves the right to terminate the Plan at any time without regard to whether benefits are then fully funded. However, no termination shall be effective which would adversely affect the qualified status of the Plan and Fund under Code section 401, or under the corresponding provisions of subsequent revenue laws.

         11.2 Distribution on Termination. In the event the Plan is terminated, all Participants, or any Participant affected by any partial termination, shall become 100% vested in his or her Accrued Benefit determined as of the Plan termination date. In the event of a termination, the assets of the Fund then held by the Trustee shall be allocated to the extent that they shall be sufficient, after providing for expenses of administration, in the order set forth below:

         (a) There shall be set aside an amount which will provide retirement income for Participants, Spouses, or designated beneficiaries who were receiving benefits or who were eligible to receive benefits at least three years prior to termination of the Plan based on Plan provisions in effect five years prior to the date of termination.

         (b) There shall next be set aside an amount sufficient to discharge all other benefits insured by the Pension Benefit Guaranty Corporation.

         (c) There shall next be set aside an amount which will provide all other vested benefits, as determined under Article V of the Plan on its termination date which are not insured.

         (d) The balance of the Fund, if any, shall be set aside to provide for all other accrued benefits provided under the Plan.

         (e) In the case of a Former Harbor Towing Participant, his or her accrued benefit attributable to the Harbor Towing Retirement Plan shall not be considered a Plan liability nor shall the paid-up deferred annuity contract funding such benefit be considered an asset of the Fund for purposes of the allocation described in this Section 11.2.

         If the assets of the Fund held by the Trustee are not sufficient to provide in whole the amounts required within the classes described above, such assets shall be allocated pro rata within the class in which the amounts first cannot be provided in full. Allocation in any of the above classes will be adjusted for any allocation made to the same Participant under a prior class. After all liabilities of the Plan have been satisfied, the Employer shall be entitled to any balance of the Fund which shall remain.

         11.3 Method and Time of Distribution. The amount so allocated with respect to each Participant shall be held by the Trustee pursuant to the Trust Agreement until the Participant separates from service at which time it shall be distributed in accordance with the Plan (or paid at death in a lump sum as set forth in a designation to be filed by each Participant). However, the Employer may direct the liquidation of the Fund and the distribution to each Participant in the form of a paid-up, non-transferable annuity providing for regular equal payment of retirement income, or in a lump sum payable to each Participant no later than his or her Normal Retirement Date or actual termination of employment whichever is later, the form of payment to be determined in accordance with the terms of the Plan.

         11.4     Early Termination Restrictions.

         (a) In the event of Plan termination, distributions to any Highly Compensated Employee or any former Highly Compensated Employee shall be limited to a benefit that is nondiscriminatory under Code section 401(a)(4). If payment of benefits is restricted in accordance with this Subsection 11.4(a), assets in excess of the amount required to provide such restricted benefits shall become a part of the assets available under Section 11.2 for allocation among Participants and their joint annuitants and beneficiaries whose benefits are not restricted under this Subsection 11.4(a).

         (b) The restrictions of this Subsection 11.4(b) shall apply prior to termination of the Plan to any Participant who is a Highly Compensated Employee or a former Highly Compensated Employee and who is one of the 25 highest paid Employees or former Employees of the Employer or a Participating Employer for any Plan Year. The annual payments to any such Participant shall be limited to an amount equal to:

             (1) the payments that would have been made to the Participant under a single life annuity that is the Actuarial Equivalent of the sum of the Participant's Accrued Benefit and any other benefits under the Plan (other than a social security supplement), plus

             (2) the amount of the payments that the Participant is entitled to receive under a social security supplement.

         (c) The restrictions in Subsection 11.4(b) shall not apply:

             (1) if, after the payment of benefits to the Participant described in Subsection 11.4(b), the value of the Plan assets equals or exceeds 110% of the value of the current Plan liabilities (within the meaning of Code section 412(l)(7)); or

             (2) if the value of the benefit to the Participant described in Subsection 11.4(b) is less than 1% of the value of current Plan liabilities; or

             (3) if the value of the benefit to the Participant described in Subsection 11.4(b) does not exceed $3,500 (effective January 1, 1998, $5,000).

                                   ARTICLE XII

                     ADOPTION OF PLAN BY AFFILIATED COMPANY
                     --------------------------------------

         12.1 Employer Approval - Form of Adoption. An Affiliated Company may, with approval of the Board of Directors, adopt the Plan for the benefit of eligible Employees as set forth herein. Such adoption shall be set forth in an Adoption Agreement in the form attached hereto as Exhibit B and shall be effective as of the date set forth in the Adoption Agreement.

         12.2 Status as Participating Employer. Upon adoption of the Plan, the Affiliated Company shall become a Participating Employer and its name shall be entered in Exhibit A hereto.

                                  ARTICLE XIII

                                  MISCELLANEOUS
                                  -------------

         13.1 No Other Benefits. No benefits other than those specifically provided for herein shall be payable under the Plan.

         13.2 Plan Not an Employment Contract. This Plan shall not be construed to be a contract of employment. Nothing in the Plan shall be deemed to restrict or limit an Employer's or Participating Employer's right to discharge any Participant or other Employees at any time.

         13.3 Plan For Exclusive Benefit of Participants. The Plan and the Fund shall exist for the sole and exclusive benefit of Participants and their beneficiaries, and no amendments shall be made that would be inconsistent with such purpose.

         13.4 Benefits Not Assignable. Except with respect to (a) federal income tax withholding or federal tax levy under Code section 6331, or (b) subject to the provisions of section 401(a)(13) of the Code, compliance with the provisions and conditions of a judgment, order, decree or settlement agreement entered into on or after January 1, 1998, between the Participant and the Secretary of Labor or the Pension Benefit Guaranty Corporation relating to a violation (or an alleged violation) of part 4 of subtitle I of ERISA, no amount payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge or seizure; and no such amount shall be in any manner subject to the debts, contracts, liabilities, engagements or torts of any Participant or his or her beneficiary.

         Notwithstanding the foregoing, the Committee shall direct the Trustee to comply with a Qualified Domestic Relations Order. Upon receipt of any judgment, decree or order (including approval of a property settlement agreement) relating to the provision of payment by the Plan to an Alternate Payee pursuant to a state domestic relations law, the Committee shall promptly notify the affected Participant and any Alternate Payee of the receipt of such judgment, decree or order and shall notify the affected Participant and any Alternate Payee of the Committee's procedure for determining whether or not the judgment, decree or order is a Qualified Domestic Relations Order. The Committee shall establish a procedure to determine the status of a judgment, decree or order as a Qualified Domestic Relations Order and to administer Plan distributions in accordance with Qualified Domestic Relations Orders. Such procedure shall be in writing, shall include a provision specifying the notification requirements enumerated above, shall permit an Alternate Payee to designate a representative for receipt of communications from the Committee and shall include such other provisions as the Committee shall determine, including provisions required under applicable regulations. Nothing herein shall prevent the effective designation of beneficiaries for receipt of survivor's benefits under elections made pursuant to Section 6.8.

         13.5 Prior Plan Benefits Not Reduced. The actuarial value of benefits payable thereunder to any person who was a Participant in the Prior Plan shall not be less than the actuarial value of the benefits accrued for his or her benefit under the Prior Plan up to December 31, 1980.

         13.6 Required Information Concerning Participants. The Committee may require eligible Employees to furnish such information as to age, employment, health and family status as they believe reasonably necessary to administer the Plan.

         13.7 Incompetence of Participant. If the Committee determines that any Participant or beneficiary entitled to benefits under the Plan is physically or mentally incompetent or is a minor, that such person is in the care of another person or institution and that no guardian, committee or other representative has been duly appointed, payment may be made to the person or institution caring for the Participant or beneficiary. The receipt of such person or institution shall be a complete discharge for the payment of such benefit.

         13.8 Merger With Another Plan.

         (a) In the event that this Plan merges or consolidates with or transfers assets or liabilities to any other Plan after the Effective Date of this Plan, each Participant shall be entitled to a retirement benefit which is equal to or greater than the benefit which the Participant would have been entitled to receive immediately before the merger, consolidation or transfer of assets or liabilities. For purposes of the comparison described above, benefits shall be computed as if this Plan had terminated immediately prior to the merger, consolidation or transfer and as if the surviving or recipient Plan had terminated immediately after such merger, consolidation or transfer.

         (b) In the event of a spinoff or termination of the Plan within five years following a merger or consolidation (or series of mergers or consolidations) in which liabilities (or the sum of liabilities, in the event of a series of mergers or consolidations) equal to less than 3% of Plan assets, as of at least one day in the Plan Year in which the merger(s) or consolidation(s) occurs, are merged or consolidated with the Plan, Plan assets shall first be allocated for the benefit of participants in the plan(s) merged or consolidated with this Plan to the extent of the present value of such benefits as of the date of such merger or consolidation. In the case of a merger or consolidation designed to occur in more than one Plan Year, the merger or consolidation shall be deemed to have occurred in the Plan Year in which the first transaction occurred.

         13.9 Controlling Laws. The rights and obligations of the Employer or Participating Employer and its Employees under this Plan shall be determined in accordance with the laws of the State of Florida and, where applicable, of the United States of America.

         13.10 Titles for Reference Only. The titles are for reference only. In the event of a conflict between the title and the content of a Section, the content of the Section shall control.

         13.11 Obligations of Employers. The Employer and the Participating Employers shall have no liability in respect to payments of benefits under the Plan and each Participant and beneficiary shall look solely to the funds held by the Trustee for any payments or benefits under the Plan.

                                    EXHIBIT A

                             PARTICIPATING EMPLOYERS
                             -----------------------

                                                           EFFECTIVE DATE
           NAME                                            OF PARTICIPATION
           ----                                            ----------------

           Maritrans General Partners Inc.                 January 1, 2002

           Maritrans Operating Company L.P.                January 1, 2002

           Maritrans Business Services Inc.                January 1, 2002

                                    EXHIBIT B

                  ADOPTION AGREEMENT OF PARTICIPATING EMPLOYER
                  --------------------------------------------

                  1. ____________________________________________
______________________, a corporation organized under the laws of ______________
(hereafter called the "Participating Employer"), hereby adopts the provisions of the Retirement Plan of Maritrans Inc. (hereafter called the "Plan") for the benefit of its Employees. The Effective Date of the Participating Employer's Plan shall be: _______________

                  2. The Participating Employer hereby subscribes to the terms of the Trust Agreement and agrees to make such contributions to the Fund under the Plan as the Employer or the Committee shall determine.

                  3. The existing members of the Committee established under
Article IX of the Plan, and their successors, are hereby approved as Committee members for purposes of administering and applying the Plan to the Participating Employer.

                  4. The Employer is hereby appointed agent of the Participating Employer for the purposes of: (a) administering the Plan to the extent not done by the Committee; (b) appointing fiduciaries and other advisors and assistants; and (c) making all such amendments to the Plan as do not increase benefits to Participants or impose greater burdens upon any Participating Employer.

                  To record the execution of this Adoption Agreement, the Participating Employer's officers have affixed its corporate name and seal hereto this day of , 19 .

                                                By_____________________________

                                                Attest:________________________


                  The foregoing Adoption Agreement is approved this
day of            , 19  .

                                 MARITRANS INC.


                                                By_____________________________


                                                Attest: _______________________

                                    EXHIBIT C

                                MINIMUM BENEFITS
                            FOR SEAGOING SUPERVISORS
                            ------------------------

                  Refer to the benefit levels in effect as of August 14, 1984, under the Seafarers Pension Plan or the District 2 MEBA-AMD Pension Plan, as the case may be.

                                                EXHIBIT D

                              MINIMUM DISTRIBUTION INCIDENTAL BENEFIT TABLES


                                                 TABLE I


Excess of Age of Participant                                                                  Applicable
Over Age of Beneficiary                                                                       Percentage
-----------------------                                                                       ----------
         10 years of less.........................................................................100%
         11........................................................................................96%
         12........................................................................................93%
         13........................................................................................90%
         14........................................................................................87%
         15........................................................................................84%
         16........................................................................................82%
         17........................................................................................79%
         18........................................................................................77%
         19........................................................................................75%
         20........................................................................................73%
         21........................................................................................72%
         22........................................................................................70%
         23........................................................................................68%
         24........................................................................................67%
         25........................................................................................66%
         26........................................................................................64%
         27........................................................................................63%
         28........................................................................................62%
         29........................................................................................61%
         30........................................................................................60%
         31........................................................................................59%
         32........................................................................................59%
         33........................................................................................58%
         34........................................................................................57%
         35........................................................................................56%
         36........................................................................................56%
         37........................................................................................55%
         38........................................................................................55%
         39........................................................................................54%
         40........................................................................................54%
         41........................................................................................53%
         42........................................................................................53%
         43........................................................................................53%
         44 and greater............................................................................52%







                                                   -54-


                                              TABLE II

Age of Participant in
calendar year preceding                                                         Maximum Guaranteed
Required Distribution Date                                                      Payments Remaining
--------------------------                                                      ------------------
         70       ......................................................................      26.2
         71       ......................................................................      25.3
         72       ......................................................................      24.4
         73       ......................................................................      23.5
         74       ......................................................................      22.7
         75       ......................................................................      21.8
         76       ......................................................................      20.9
         77       ......................................................................      20.1
         78       ......................................................................      19.2
         79       ......................................................................      18.4
         80       ......................................................................      17.6
         81       ......................................................................      16.8
         82       ......................................................................      16.0
         83       ......................................................................      15.3
         84       ......................................................................      14.5
         85       ......................................................................      13.8
         86       ......................................................................      13.1
         87       ......................................................................      12.4
         88       ......................................................................      11.8
         89       ......................................................................      11.1
         90       ......................................................................      10.5
         91       ......................................................................      9.9
         92       ......................................................................      9.4
         93       ......................................................................      8.8
         94       ......................................................................      8.3
         95       ......................................................................      7.8
         96       ......................................................................      7.3
         97       ......................................................................      6.9
         98       ......................................................................      6.5
         99       ......................................................................      6.1
         100      ......................................................................      5.7
         101      ......................................................................      5.3
         102      ......................................................................      5.0
         103      ......................................................................      4.7
         104      ......................................................................      4.4
         105      ......................................................................      4.1
         106      ......................................................................      3.8
         107      ......................................................................      3.6
         108      ......................................................................      3.4
         109      ......................................................................      3.2
         110      ......................................................................      2.8
         111      ......................................................................      2.6
         112      ......................................................................      2.4
         113      ......................................................................      2.0
         114      ......................................................................      2.0
         115 and older..................................................................      1.8












                                                -55-

                                   APPENDIX A

Special Supplemental Benefit.
----------------------------

         In addition to the Special Enhancement Benefit under Section 6.18 of the Plan, James Devno (SSN: ###-##-####) shall be entitled to receive a Special Supplemental Benefit, equal to a monthly pension in the amount of (a) $391.26 payable to Mr. Devno until his death, if paid in the form of a single life annuity (as described in Section 6.7(c) of the Plan); or (b) $370.70 payable to Mr. Devno until his death, with a survivor annuity monthly pension in the amount of $185.35 payable to his surviving Spouse, if paid in the form of a qualified joint and 50% survivor annuity as described in Section 6.6 of the Plan. Subject to the notice provisions of Section 6.8 of the Plan, Mr. Devno may elect to receive the Special Supplemental Benefit in any optional form set forth in, and in accordance with the provisions of, Section 6.7 of the Plan or in the form of a single lump sum distribution equal to $58,689.36. The benefit payable under this Appendix A shall be effective and commence in accordance with the provisions of Section 6.18.

         Effective January 1, 2000, in addition to the Special Enhancement Benefit calculated under Section 6.18, Roy Ross (SSN: ###-##-####) shall be entitled to receive a Special Supplemental Benefit, equal to a monthly pension in the amount of $361.88, bringing his total monthly Accrued Benefit under the Plan to $2,783.77. This addition shall be payable to Mr. Ross until his death in the form selected by Mr. Ross with respect to his Special Enhancement Benefit.

                                   APPENDIX B

                Special Benefits for Certain Employees Terminated
                -------------------------------------------------
           in connection with the October, 1999 Company Reorganization
           -----------------------------------------------------------

1. Service. With respect to any Participant (a) whose duties are in a seagoing capacity; and (b) whose employment with the Company is terminated in connection with the sale of vessels to Vane Line Bunkering Inc. (effective November/December ___, 1999) or K-Sea Transportation LLC, (effective December ___, 1999), for purposes of vesting and benefit accrual under the Plan, "Service" under Section
         2.43 of the Plan shall include the period beginning on January 1, 1999 and ending on December 31, 1999; provided, however, that any such Participant must execute a written election and release form provided by the Company.

2. Unreduced Early Retirement Benefit. With respect to the Accrued Benefits payable under Article VI of the Plan to Kenneth Parks (SSN:
         ###-##-####) and Mary Hamberg (SSN: ###-##-####), the actuarial reduction described in Section 6.2 shall not apply to such monthly pension. Such Participant's Accrued Benefit shall be computed as provided in Section 6.1 based upon (i) the number of Years of Credited Service and (ii) the Participant's Average Basic Monthly Compensation determined as of October 4, 1999. Such Participant must elect to begin receiving payment of his or her Accrued Benefit effective as of November 1, 1999.

         Notwithstanding anything in the Plan to the contrary, the benefit payable to a Participant under this paragraph 2 shall be in lieu of any other benefit that is currently payable from the Plan for that Participant.

3. Years of Credited Service. Joan D'Ambrosia (SSN: ###-##-####), whose employment with the Company was terminated on October 4, 1999, as a result of the shoreside staff reduction taking place in connection with the relocation of the Company's offices, shall be deemed to have completed 30 Years of Credited Service for purposes of determining her Accrued Benefit in accordance with Section 6.1 of the Plan.














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



                                   APPENDIX C

  Special Enhancement Benefits Effective January 1, 2000 for Certain Employees
  ----------------------------------------------------------------------------
  Whose Participation Was Transferred to the District 2 MEBA-AMO Pension Plan
  ---------------------------------------------------------------------------

Special Benefit Enhancement.
---------------------------

                  With respect to the Accrued Benefits payable under Article VI of the Plan to Thomas Cox, Jr. (SSN: ###-##-####), Harry Scholer (SSN:
###-##-####) and James Ashley Shifflett (SSN: ###-##-####), such Participant's Accrued Benefit under the Plan determined under Section 6.1 based on Years of Credited Service and Years of Participation earned through December 31, 1998 when added to the accrued benefit payable to such a Participant under the District 2 MEBA-AMO Pension Plan at such Participant's Date of Severance shall not be less than the amount that would have been payable to such Participant under the Plan determined as if his Years of Credited Service and Years of Participation had continued to accrue for Plan purposes until his Date of Severance. The actuarial reduction described in Section 6.2 shall apply to such monthly pension, if applicable. Subject to the notice provisions of Section 6.8, the Participant may elect to receive retirement benefits in any optional form provided in Section 6.7.

                  Notwithstanding anything in the Plan to the contrary, the benefit payable to a Participant under this Appendix C shall be in lieu of any other benefit that is currently payable from the Plan for that Participant.






















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